UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Soliciting Material under §240.14a-12
COMMERCIAL VEHICLE GROUP, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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2026
Proxy Statement
Notice of Annual Meeting of Stockholders

CVG
TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES
Some of the information we provide in this proxy statement is forward-looking and therefore could change over time to reflect changes in the environment in which CVG operates, or other future changes. For details on uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, see our SEC filings, including our Form 10-K, which is available on our website and at SEC.gov. We do not undertake to update our forward-looking statements.

For Reconciliation of GAAP to Non-GAAP financial measures disclosed in this proxy statement, reference is also made to Exhibit 99.1 to Company's current report on Form 8-K (File No. 001-34365), filed on March 10, 2026.

Notice of Annual Meeting of Stockholders
This year’s Annual Meeting of Stockholders (“Annual Meeting”) will be conducted exclusively online without an option for physical attendance. You will be able to participate in the virtual meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CVGI2026.

Date	Thursday, May 14, 2026
Time	1:00 p.m. Eastern Time
Virtual Meeting
This year’s meeting is a virtual stockholder meeting at www.virtualshareholdermeeting.com/CVGI2026. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. The Company has endeavored to provide stockholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting.

Record Date	March 16, 2026. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Proxy Voting
Make your vote count. Please vote your shares promptly to ensure the presence of a quorum during the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope with postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote FOR:

Items of Business
(1)To elect seven director nominees named in the accompanying Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders;
(2)To approve the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan;
(3)To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers;
(4)To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company, for the fiscal year ending December 31, 2026; and
(5)To transact such other business as may properly come before the meeting or any adjournment or postponement.

Meeting Details	See “Proxy Summary” and “Other Matters” for details.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 14, 2026: The Notice of Annual Meeting of Stockholders, the accompanying proxy statement and our 2025 Annual Report to Stockholders are available at www.cvgrp.com/proxy and www.proxyvote.com. These proxy materials are first being sent or made available to stockholders commencing on or about April ____, 2026.

By Order of the Board of Directors,
Aneezal H. Mohamed
Chief Legal Officer, Compliance Officer and Secretary
April ___, 2026

Proxy Summary
This summary highlights certain information contained elsewhere in our proxy statement. This summary does not contain all the information that you should consider, and you should carefully read the entire proxy statement and our 2025 Annual Report to Stockholders before voting. The Notice of Annual Meeting of Stockholders, the accompanying proxy statement and our 2025 Annual Report to Stockholders are available at www.cvgrp.com/proxy and www.proxyvote.com and the proxy statement is first being sent or made available to stockholders commencing on or about April ___, 2026.

About Us
Commercial Vehicle Group, Inc. and its subsidiaries, is a global provider of systems, assemblies and components to the global commercial vehicle markets and the electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries, and communities we serve. References herein to the "Company", "CVG", "we", "our", or "us" refer to Commercial Vehicle Group, Inc. and its subsidiaries.

We have manufacturing operations in the United States, Mexico, China, United Kingdom, Czech Republic, Ukraine, Morocco, Thailand, India and Australia. Our products are primarily sold in North America, Europe, and the Asia-Pacific region.

We primarily manufacture customized products to meet the requirements of our customer. We believe our products are used by a majority of the North American Commercial Truck manufacturers, many construction and agriculture vehicle original equipment manufacturers ("OEMs"), parts and service dealers and distributors.

Governance and Board Highlights

6 of our 7 director nominees are independent
Independent, non-executive Chairman of the
      Board
Ongoing Board refreshment: one new experienced director added in the last 12 months
Director nominees with diverse business
      experiences, backgrounds and expertise in a wide range of fields

Significant Board engagement on strategy
      and capital deployment
Board monitors corporate culture
Directors interact with key talent through
      Board discussions and planned one-on-one
      sessions
Well-developed Board and individual director evaluation process
Annual election of directors

Board Changes in 2025 and 2026
Robert C. Griffin, a Director since July 2005, retired from the Board effective as of the 2025 Annual Meeting of Stockholders.

Effective after the 2025 Annual Meeting of Stockholders, William C. Johnson was elected as Chairman of the Board.

On August 7, 2025, Ruth Gratzke, a Director since 2021, resigned from the Board.

On February 5, 2026, the Board elected Ari B. Levy as an independent Director.

director evaluation process (page 24) Annual election of directors with majority voting Director service on other public company boards is limited to three or just their own board if a director is an executive of another public company

Our 2026 Board Nominees

7 Nominees

------Years of Service on Board of Directors------	William C. Johnson	James R. Ray
2 4 1 0-2 years 3-6 years 7-10 years	Chairman of the Board Chief Executive Officer, Avail Infrastructure Solutions Age: 62 Director since 2023 Independent	President and Chief Executive Officer Retired President, Engineered Fastening, Stanley Black & Decker, Inc. Age: 62 Director since 2020
-------------Nominee Ages (years)----------------
2 1 4 45-55 56-60 61-65 Average age is 58 years

	Melanie K. Cook	Ari B. Levy
	Retired Chief Operating Officer of GE Appliances Age: 53 Director since 2023 Independent Committees: A, C	President and Chief Investment Officer of Lakeview Investment Group Age: 46 Director since 2026 Independent Committees: A, N

-----------------Skills and Experience-----------------
Ray Cook Johnson Levy Nauman Niew Rancourt
Executive Leadership ✓ ✓ ✓ ✓ ✓ ✓ ✓
Strategic Management ✓ ✓ ✓ ✓ ✓ ✓ ✓
Finance/ Accounting ✓ ✓ ✓ ✓ ✓ ✓ ✓
Operations ✓ ✓ ✓ ✓ ✓ ✓ ✓	J. Michael Nauman	Jeffrey S. Niew
International ✓ ✓ ✓ ✓ ✓ ✓	Retired President, Chief Executive Officer and Board Member of Brady Corporation Age: 63 Director since 2021 Independent Committees: A, N	President and Chief Executive Officer of Knowles Corporation Age: 59 Director since 2024 Independent Committees: C, N
M&A ✓ ✓ ✓ ✓ ✓ ✓ ✓
Legal/Risk/ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Governance

Wayne M. Rancourt
Retired Executive Vice President, Chief Financial Officer & Treasurer of Boise Cascade Company Age: 63 Director since 2016 Independent Committees: A, C, N
A: Audit C: Compensation N: Nominating, Governance and Sustainability

Virtual Annual Meeting of Stockholders
This year’s Annual Meeting will be conducted exclusively online without an option for physical attendance. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. You will be able to participate in the virtual Annual Meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CVGI2026 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card that was sent to you with this proxy statement.

Roadmap to Voting Matters
Stockholders will be asked to vote on the following proposals at the Annual Meeting:

Proposal	Board Recommendation	Page Reference
Proposal 1: To elect seven director nominees named in this Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders	FOR each director nominee	14
Proposal 2: To vote on the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan	FOR	31
Proposal 3: To vote on a non-binding advisory proposal on the compensation of the named executive officers	FOR	43
Proposal 4: To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026	FOR	44

How to Vote in Advance of the Annual Meeting
You can vote on matters presented at the Annual Meeting in four ways:
1) You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, OR
2) You can vote over the Internet, OR
3) You can vote by telephone, OR
4) You can attend the virtual Annual Meeting and vote online during the Annual Meeting.
If you properly fill out your proxy card and send it to us or submit your proxy over the Internet or by telephone, in each case, prior to the Annual Meeting, your shares will be voted at the Annual Meeting as you have directed. If you do not specify a choice on your properly submitted proxy, the shares represented by your proxy card will be voted FOR the election of all nominees named in this proxy statement, FOR the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan, FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.
You can submit a proxy by Internet by logging onto www.proxyvote.com and following the instructions.
You can submit a proxy by telephone by dialing 1-800-690-6903 and following the instructions.
To vote your shares during the Annual Meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page. Stockholders may submit questions during the Annual Meeting on the Annual Meeting website. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website prior to the meeting.Internet Visit 24/7 www.proxyvote.com Telephone Call the toll-free number 1-800-690-6903 within the United States, U.S. territories or Canada and follow the instructions provided by the recorded message Mail Mark, sign and date your proxy card and return it by mail in the enclosed postage-paid envelope

Questions and Answers About Voting
Q    Who can attend the meeting?
A    All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting by entering the 16-digit control number that is printed in the box marked by the arrow on your proxy card.
Please note that if you hold your shares in “street name” (that is, beneficially through a broker or other nominee), you must obtain a proxy from your financial institution and use the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the Annual Meeting.
Q    If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A    If you hold shares beneficially in street name, in order to ensure your shares are voted, you must provide voting instructions to your broker. If you do not provide timely voting instructions to your broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Your broker will have the discretion to vote your shares on “routine” matters, but your broker will be able to vote your shares on “non-routine” matters only if you provide instructions on how to vote. Therefore, you should follow the directions provided by your broker regarding instructions to vote your shares. The ratification of KPMG LLP as our independent registered public accounting firm for 2026 is the only routine matter on which your broker will have discretionary voting authority. All other matters to be voted on at the Annual Meeting are “non-routine” and thus non-discretionary for voting purposes.

Q    Can I change my vote or revoke my proxy after I have mailed my proxy card?
A    Yes, you can revoke your proxy at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:
•First, you can send a written notice to CVG's Chief Legal Officer, Compliance Officer and Secretary at our headquarters stating that you would like to revoke your proxy.
•Second, you can complete and submit a later dated proxy.
•Third, you can attend the virtual Annual Meeting and vote online during the Annual Meeting.
Simply attending the meeting, however, will not revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice to the Chief Legal Officer, Compliance Officer and Secretary at our headquarters stating that you would like to revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to revoke your proxy.

Q    How are votes counted?
A    Stockholders of record of our common stock as of the close of business on March 16, 2026 are entitled to vote at the annual meeting. As of March 16, 2026, there were 36,634,201 shares of common stock outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting. Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your shares will nevertheless be treated as present and entitled to vote. Your shares, therefore, will be counted in determining the existence of a quorum. Abstentions will have no effect on the outcome of the vote on the election of directors and will count as a vote against the other proposals. Under Delaware law, “broker non-votes,” as defined later in this proxy statement, are also counted for purposes of determining whether a quorum is present. Broker non-votes will have no effect on the outcome of any proposal to be voted on at the Annual Meeting.
Q    How are proxies being solicited and who pays for the solicitation of proxies?
A    Initially, we will solicit proxies by mail. Our directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. We will pay all expenses of solicitation of proxies.
Q    Can I access this proxy statement and the Company’s 2025 Annual Report on Form 10-K electronically?
A    The proxy statement and our 2025 Annual Report on Form 10-K are available through the investor page on our website at www.cvgrp.com/proxy and through the Broadridge Proxy Vote website at www.proxyvote.com.

Voting and Revocability of Proxies
When proxies are properly dated, executed and returned, the shares they represent will be voted as directed by the stockholder on all matters properly coming before the Annual Meeting.
Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:
1.    FOR the election of the nominees for directors named in this proxy statement;
2.    FOR the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan;

3.    FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;
4.    FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2026.
In addition, if other matters are properly brought before the Annual Meeting and we do not have notice of these matters within a reasonable time prior to the Annual Meeting, all proxies will be voted in accordance with the discretion of the persons appointed as proxies in the proxy card. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holder will have the discretion to vote for such other candidate or candidates as may be nominated by the Board of Directors.
Returning your completed proxy will not prevent you from voting online during the Annual Meeting should you be present and desire to do so; provided that if you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote. In addition, your proxy may be revoked at any time prior to its exercise either by giving written notice to our Chief Legal Officer, Compliance Officer and Secretary prior to the Annual Meeting, by submission of a later-dated proxy or attending the virtual Annual Meeting online and voting during the Annual Meeting.
At the Annual Meeting, the inspector of election will determine the presence of a quorum and will tabulate the results of the stockholders’ voting. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), properly executed proxies marked “abstain,” as well as proxies held in street name by brokers for which the beneficial owner does not provide voting instructions on non-routine matters (“broker non-votes”), will be considered “present” for the purposes of determining whether a quorum has been achieved at the Annual Meeting.
The seven nominees for director will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors, meaning that the persons receiving the greatest number of "for" votes cast at the Annual Meeting in person or by proxy, up to the total number of directors to be elected at the Annual Meeting, will be elected. Consequently, any shares of common stock present in person or by proxy at the Annual Meeting but not voted for any reason, including abstentions and broker non-votes, have no impact in the election of directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number or percentage of votes. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for all other matters. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Record Date and Share Ownership
Only stockholders of record of the common stock on our books at the close of business on March 16, 2026 will be entitled to vote at the Annual Meeting. On that date, we had 36,634,201 shares of common stock outstanding. A list of our stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at our headquarters, located at 7800 Walton Parkway, New Albany, Ohio 43054, for a period of ten (10) days prior to the meeting; however, please contact Aneezal Mohamed at (614) 289-0326 or by email at Aneezal.Mohamed@cvgrp.com to coordinate your review. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

Corporate Governance
Proposal 1 —
Election of Directors

Our Board currently has seven members.
The Board has nominated seven nominees -- James R. Ray, Melanie K. Cook, William C. Johnson, Ari B. Levy, J. Michael Nauman, Jeffrey S. Niew and Wayne M. Rancourt -- for election as directors at the Annual Meeting, and such nominees will, if elected, serve for a term expiring at the annual meeting of stockholders in 2027.

Each of the director nominees has agreed to be named in this proxy statement, to serve as director if elected and has been nominated by the Board, following a recommendation by the Nominating, Governance & Sustainability Committee (the "NG&S Committee"). All seven nominees currently serve as directors of the Company. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named on the enclosed proxy card as proxy holders will have the discretion to vote for such other candidate or candidates as may be nominated by the Board of Directors. The seven persons receiving the highest number of FOR votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors will be elected. A vote to “WITHHOLD” on the election of directors and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation of the Board

The Board recommends that you vote FOR the election of the nominees listed on pages 15 through 21.

Board Membership Criteria: What we look for
The NG&S Committee has used, over the last few years, a formal process to identify potential candidates for nomination as directors. In the formal process, the NG&S Committee has retained an executive search firm to identify potential candidates for consideration by the NG&S Committee and the Board. Generally, candidates have significant business experience. Additionally, the NG&S Committee considers properly submitted stockholder recommendations for candidates for the Board, and may evaluate such candidates without the use of an executive search firm. The NG&S Committee has established criteria that identify desirable experience for prospective Board members, including experience as an officer in a public or substantial private company, breadth of knowledge about issues affecting CVG or our industry, expertise in finance, logistics, manufacturing, law, human resources or marketing. While the NG&S Committee does not have a formal diversity policy with respect to nominees, the NG&S Committee shares our commitment to an inclusive culture and endorses equal opportunity principles and practices that support these values. Accordingly, the NG&S Committee may consider whether a potential nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The NG&S Committee believes that the backgrounds and qualifications of its directors, as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The NG&S Committee is committed to nondiscrimination in its selection practices and makes decisions solely on the basis of skills, qualifications and experience. Personal attributes for prospective Board members include integrity and sound ethical character, absence of legal or regulatory impediments, absence of conflicts of interest, demonstrated track record of achievement, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to the Board and its committees and willingness to assume broad fiduciary responsibilities on behalf of all stockholders. The NG&S Committee considers a director’s past attendance record, participation and contribution to the Board in considering whether to recommend the reelection of such director.

Our Director Nominees
The Board seeks members that possess the experience, skills and diverse backgrounds to perform effectively in overseeing our current and evolving business and strategic direction and to properly perform the Board’s oversight responsibilities. All director nominees bring to the Board a wealth of executive leadership experience derived from their diverse professional backgrounds and areas of expertise. As a group, they have business acumen, global business experience and financial expertise, as well as public company board experience. Each director nominee has sound judgment and integrity and is able to commit sufficient time and attention to the activities of the Board. All director nominees other than our Chief Executive Officer are independent.

Age 62 Director since 2023 Independent Director	William C. Johnson
Chairman of the Board of CVG Chief Executive Officer of Avail Infrastructure Solutions
Background
William C. Johnson has served as a Director since December 2023 and he has served as Chairman of the Board of Directors of CVG since May 2025. Since October 2022, Mr. Johnson has served as CEO and a member of the Board of Directors of Avail Infrastructure Solutions. From October 2018 to July 2022, Mr. Johnson served as the President and CEO of Welbilt, Inc. (WBT), and from July 2016 to June 2018, he served as the President and CEO and COO of Chart Industries, Inc. Prior to that he held multiple roles of increasing responsibility at Dover Refrigeration and Food Equipment, Hillphoenix, ABB and ESAB.

Qualifications
Mr. Johnson brings tremendous leadership experience to the CVG Board. He has served as the CEO of several public, private, and sponsor-backed companies in the industrial and manufacturing space. His proven record of success across various executive roles speaks to his exceptional capabilities. Mr. Johnson holds a bachelor's degree in ceramic engineering from Alfred University and an MBA from Rollins College. He started his professional career as a nuclear engineer in the U.S. Navy aboard the submarine USS Stonewall Jackson.

Age 62 President and Chief Executive Officer Director since March 2020 Non-Independent Director	James R. Ray
President and Chief Executive Officer of CVG
Background
Mr. Ray has served as President and Chief Executive Officer since December 2023. Prior to becoming President and Chief Executive Officer in December 2023, Mr. Ray served as an Independent Director since March 2020. Mr. Ray currently serves as a Non-Independent Director. He also served as an Independent Director on the Board of Spirit AeroSystems, Inc. In addition to his Board roles, Mr. Ray has provided consulting services to Fortune 100 companies and private equity portfolio companies. Until November 2020, he served as President, Engineered Fastening at Stanley Black & Decker, Inc. where he held various global industrial P&L and operational leadership roles since 2013. Prior to Stanley Black & Decker, Mr. Ray spent more than 25 years in global P&L and engineering leadership roles at TE Connectivity, Delphi and GM.

Qualifications
Mr. Ray brings extensive expertise in electronics and electrical engineering within global industrial and automotive operations, which is closely aligned with CVG’s long-term growth strategy. Mr. Ray earned a Master of Science degree in Manufacturing Management from Kettering University and a Bachelor of Science degree in Electrical and Electronics Engineering from Howard University.

Age 53 Director since October 2023 Board Committees: Audit Committee; and Compensation Committee Independent Director	Melanie K. Cook
Chief Operating Officer, GE Appliances (retired)
Background
Melanie K. Cook joined as Director in October 2023. She serves on the Audit committee and as chair of the Compensation committee of the Board. Ms. Cook brings a wealth of leadership, operating experience and expertise in a multitude of business areas. She was Chief Operating Officer at GE Appliances from 2017 until her retirement in 2021. In that executive position, Ms. Cook was responsible for full operations leadership for the multi-billion-dollar revenue business covering 15,000 employees globally.

Qualifications
Ms. Cook's nearly 30 years of global experience includes business unit leadership roles with full P&L responsibility, product lifecycle management, digitization, end-to-end supply chain, global sourcing, and finance/audit across multiple industries globally. Ms. Cook has been an independent Director of Badger Meter, Inc. since February 2022, where she serves on the Audit and Compliance Committee of the Board, and is an independent Director of Malibu Boats Inc. since June 2025, where she serves on the Audit and Nominating/Governance Committees. She holds a Bachelor of Science in Business Administration, with a specialty in Decision and Information Sciences from the University of Florida.

Age 46 Director since 2026 Board Committees: Audit Committee; and Nominating, Governance and Sustainability Committee Independent Director	Ari B. Levy
Founder, President and Chief Investment Officer of Lakeview Investment Group
Background
Ari B. Levy has served as a Director since February 2026 and he serves on the Audit and Nominating, Governance and Sustainability committees of the Board. Mr. Levy has been the founder, President, and Chief Investment Officer of Lakeview Investment Group, a Chicago based Investment Manager focused on the public markets, since 2004. Mr. Levy was the President of Levy Acquisition Corp, a Nasdaq-listed acquisition vehicle, from 2013 to 2015 and subsequently served on the Board of the resulting public company, Del Taco (Nasdaq: TACO), from 2015 until it was acquired by Jack in the Box (Nasdaq: JACK) in March 2022.
On February 5, 2026, the Company entered into a Support Agreement with Lakeview Opportunity Fund, LLC, Lakeview Opportunity Fund GP, LLC, LIG Fund Management, LLC and Ari B. Levy, pursuant to which the Company agreed to appoint Mr. Levy to the Board and to nominate Mr. Levy for election at the 2026 annual meeting of stockholders. The Support Agreement also provides that Mr. Levy will join the Audit Committee and the NG&S Committee. The Support Agreement contains customary standstill provisions that extend until the earlier of (i) the 30th day prior to the advance notice deadline for making director nominations at the Company’s 2027 annual meeting of stockholders and (ii) 100 calendar days prior to the first anniversary of the 2026 Annual Meeting. Lakeview owns approximately 8.9% of the outstanding shares of the Company.

Qualifications
Mr. Levy brings years of commercial experience and expertise on a multitude of topics including mergers and acquisitions, business development, business operations, and strategic planning. Mr. Levy holds a B.A. in International Relations from Stanford University.

Age 63 Director since 2021 Board Committees: Audit Committee; and Nominating, Governance and Sustainability Committee Independent Director	J. Michael Nauman
President, Chief Executive Officer & Board Member of Brady Corporation (retired)
Background
J. Michael Nauman has served as a Director since June 2021. He serves on the Audit committee and as chair of the Nominating, Governance and Sustainability committee of the Board. Mr. Nauman is Chairman of the Board of Directors and an independent Director of Matthews International Corporation. Mr. Nauman served on Brady Corporation’s Board of Directors and as the President and CEO of Brady Corporation from 2014 until 2022. Prior to joining Brady Corporation, Mr. Nauman spent 20 years at Molex Incorporated, where he led global businesses in the automotive, data communications, industrial, medical, military/aerospace and mobile sectors. In 2007, he became Molex's Senior Vice President leading its Global Integrated Products Division and was named Executive Vice President in 2009. Before joining Molex in 1994, Mr. Nauman was a tax accountant and auditor with Arthur Andersen and Controller and then President of Ohio Associated Enterprises, Inc.

Qualifications
Mr. Nauman brings more than 35 years of experience in commercial and operational leadership, strategy development, restructuring, and mergers and acquisitions. Mr. Nauman is Chairman of the Board and an independent Director of Matthews International. He is a board member of the Little Rock Museum of Discovery, the Natural State Council of Scouting America, and the Anthony School Board of Trustees. He holds a Bachelor of Science degree in management from Case Western Reserve University. Mr. Nauman is a certified public accountant and chartered global management accountant.

Age 59 Director since 2024 Board Committees: Compensation Committee; and Nominating, Governance and Sustainability Committee Independent Director	Jeffrey S. Niew
President and Chief Executive Officer of Knowles Corporation
Background
Jeffrey S. Niew has served as a Director since December 2024 and he serves on the Compensation and Nominating, Governance and Sustainability committees of the Board. Mr. Niew is the President & CEO (since 2013) of Knowles Corporation, a global market leader of highly engineered solutions utilizing semiconductors and electronic components technologies across a wide array of products and end markets. He was formerly the Vice President of Dover Corporation and President and CEO (from 2011 to February 2014) of Dover Communication Technologies. In 2014, Mr. Niew led the spin-off of Knowles from its previous owner Dover Corporation to a NYSE publicly traded company. Mr. Niew joined Knowles Electronics LLC in 2000, and became Chief Operating Officer in 2007, President in 2008 and President and CEO in 2010. Prior to joining Knowles Electronics, Mr. Niew was employed by Littelfuse, Inc. (from 1995 to 2000) where he held various positions in product management, sales and engineering in the Electronic Products group, and by Hewlett-Packard Company (from 1988 to 1994) where he served in various engineering and product management roles in the Optoelectronics Group.
Qualifications
Mr. Niew is an experienced senior executive and general manager with diverse global P&L leadership. Mr. Niew brings to the Board expertise in engineered solutions, electronic components technologies, business transformation, strategy development and execution, customer relationship management, innovation and technology development, mergers and acquisitions, and global business integration, along with experience as a public company CEO and director. Mr. Niew is a member of the Advisory Board of the University of Illinois College of Engineering. Mr. Niew holds a bachelor's degree in mechanical engineering from the University of Illinois at Chicago.

Age 63 Director since 2016 Board Committees: Audit Committee; Compensation Committee; and Nominating, Governance and Sustainability Committee Independent Director	Wayne M. Ran court
Executive Vice President, Chief Financial Officer & Treasurer of Boise Cascade Company (retired)
Background
Wayne M. Rancourt has served as a Director since July 2016 and serves on the Compensation and Nominating, Governance and Sustainability committees and as chair of the Audit Committee of the Board. In May 2021, Mr. Rancourt retired as Executive Vice President, Chief Financial Officer & Treasurer of Boise Cascade Company, a $5.5 billion in revenues North American based manufacturing and distribution company. He served in that role beginning in August 2009. Mr. Rancourt has over 30 years of experience in various finance roles including chief financial officer, treasurer, investor relations, strategic planning, as well as internal audit.

Qualifications
Mr. Rancourt brings strong financial expertise to the Board through his experience in various finance roles. He has over 30 years of experience in senior and executive management positions in the finance field which includes responsibility for determining and executing successful strategies. Mr. Rancourt received a Bachelor of Science degree in Accounting from Central Washington University.

Director Skills Matrix
Our director nominees possess relevant skills and experience that contribute to a well-functioning Board that effectively oversees our strategy and management.

Director Nominee Skills and Experience	Ray	Cook	Johnson	Levy	Nauman	Niew	Rancourt
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Strategic Management	✓	✓	✓	✓	✓	✓	✓
Finance/Accounting	✓	✓	✓	✓	✓	✓	✓
Operations	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓	✓	✓	✓
M&A	✓	✓	✓	✓	✓	✓	✓
Legal/Risk/Governance	✓	✓	✓	✓	✓	✓	✓

Our Board’s Composition and Structure of Nominees
Our Board Leadership Structure
The Board has determined that Ms. Cook and Messrs. Johnson, Levy, Nauman, Niew and Rancourt are independent directors, as independence is defined in Rule 5605(a)(2) of the Nasdaq Stock Market (“Nasdaq”) Marketplace Rules. The Board has not adopted categorical standards in making its determination of independence and instead relies on standards set forth in the Nasdaq Marketplace Rules. In making this determination, the Board considered all provisions of the definition in the standards set forth in the Nasdaq Marketplace Rules. Each member of the Audit Committee of the Board meets the heightened independence standards required for audit committee members under the Nasdaq Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Board structure provides for an independent, non-executive Chairman whose principal responsibility to our Company is leading the Board, thereby allowing our President and CEO to focus on running our Company. We believe that this structure is optimal at this time as it allows the President and CEO to more readily devote his attention and energy to the challenges of managing the business while the Chairman facilitates board activities and the flow of information between management and the Board.
Our Board currently has six independent members and one non-independent member, our President and CEO. Collectively, these individuals offer decades of relevant industry expertise, executive management experience and governance expertise. A number of our independent board members also serve, or have served, as members of senior management or as directors of other public companies. We have three board committees consisting entirely of independent directors, each of which is chaired by a different director. We believe the independence of all but our President and CEO and background of the individuals who comprise our Board, along with the oversight of a non-executive Chairman, offers our Company and our stockholders diverse leadership and governance experience, including manufacturing, transportation, distribution, logistics, and finance.
Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors and the Chief Legal Officer are present. As provided in our NG&S Committee charter, in the absence of the Chairman of the Board, the Chairman of the NG&S Committee serves as chairman of the meetings of the independent directors in executive session. Stockholders and third parties may communicate with our independent directors through the Chairman of the NG&S Committee, c/o Aneezal H. Mohamed, Chief Legal Officer, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054. During 2025, our independent directors met in executive session seven times. As of the date of this proxy statement, our independent directors have met in executive session seven times in 2026.

Board Diversity of Skills and Experience
In identifying and evaluating candidates for the Board, the NG&S Committee considers the diversity of the Board, including diversity of skills and experience. We believe that our Board nominees reflect an appropriate mix of skills, experience and backgrounds and strike the right balance of longer serving and newer directors.

Director Attendance
The Board held four regular quarterly meetings and eleven telephonic meetings during fiscal year 2025. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Governance & Sustainability Committee. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. In addition to meetings, the Board and its committees review and act upon matters through written consent actions. All of the directors who were serving on the Board in 2025 attended 100% of the meetings of the Board and committees on which they served. The Board has a policy that members of the Board are encouraged to attend annual meetings of stockholders. All of the directors who were then serving on the Board attended the 2025 Annual Meeting of Stockholders.

2025 Director Attendance 100%

Board Committees
The Board has an Audit Committee, a Nominating, Governance & Sustainability Committee and a Compensation Committee. Each member of these committees is independent under our Corporate Governance Guidelines and under applicable committee independence rules.
The charter for each of these committees is available on our website at www.cvgrp.com. This information also is available in print (free of charge) to any stockholder who requests it from our Investor Relations department.

Audit Committee
Members: Wayne M. Rancourt (Chair) Melanie K. Cook Ari B. Levy* J. Michael Nauman Meetings in fiscal 2025: 8 *Effective February 5, 2026
The Audit Committee’s primary duties are:
• The appointment, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report;
• Reviewing the independence of the independent registered public accounting firm and taking, or recommending that our Board take, appropriate action to oversee their independence;
• Approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;
• Overseeing our accounting and financial reporting processes and the audits of our financial statements;
• Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
• Determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;
• Reviewing and approving the internal audit plan annually;
• Reviewing and assessing the adequacy of its formal written charter on an annual basis;
• Engaging independent counsel and other advisors as the Audit Committee deems necessary; and
• Such other matters that are designated by the Audit Committee charter or our Board.
Each of Ms. Cook and Messrs. Rancourt, Levy and Nauman qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

Nominating, Governance and Sustainability Committee

Members: J. Michael Nauman (Chair) Ari B. Levy* Jeffrey S. Niew Wayne M. Rancourt Meetings in fiscal 2025: 4 *Effective February 5, 2026
The Nominating, Governance & Sustainability Committee’s primary duties are:
• Recommending to our Board for selection, nominees for election to our Board;
• Making recommendations to our Board regarding the size and composition of the Board, committee structure and makeup, and retirement procedures affecting Board members;
• Leading the Board in an annual self-evaluation process, including the self-evaluation of each Board committee, and report its conclusions and any recommendations to the Board;
• Monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance; and
• Such other matters that are designated by the NG&S Committee charter or our Board.
The NG&S Committee will consider as potential nominees individuals for board membership properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the NG&S Committee, c/o Aneezal H. Mohamed, Chief Legal Officer, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the NG&S Committee for its consideration, are required to comply with the advance notice and other requirements set forth in our by-laws and described below under "Submission of Stockholders' Proposals and Additional Information."

Compensation Committee

Members: Melanie K. Cook (Chairperson) Jeffrey S. Niew Wayne M. Rancourt Meetings in fiscal 2025: 5
The Compensation Committee’s primary duties are:
• Reviewing the performance of the President and CEO on an annual basis;
• Reviewing and determining the compensation of the President and CEO and all other executive officers;
• Reviewing our compensation policies and programs to ensure they are aligned with corporate objectives;
• Overseeing the design and administration of our equity-based and incentive compensation plans, including the Commercial Vehicle Group, Inc. Amended and Restated 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”), the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”), and if approved by the stockholders at the Annual Meeting, the Second Amended and Restated 2020 Equity Incentive Plan;
• Reviewing and discussing with management the Compensation Discussion and Analysis section of this proxy statement and recommending to the Board whether the Compensation Discussion and Analysis should be included in our annual proxy statement;
• Reviewing and assessing risks associated with the Company’s compensation policies and practices;
• Reviewing and considering the results of the most recent say-on-pay vote in evaluating and determining executive compensation; and
• Such other matters that are designated by the Compensation Committee charter or our Board.
The Compensation Discussion and Analysis, which begins on page 50, discusses how the Compensation Committee makes compensation-related decisions regarding our named executive officers.

Compensation Committee Interaction with Compensation Consultants
During 2025, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an executive compensation consulting firm. Meridian has been serving in an advisory capacity since August 2016 to assist with the Compensation Committee’s review of the compensation programs for our executive officers, non-employee directors and various aspects of this proxy statement. The Compensation Committee continues to retain Meridian in an advisory capacity relating to executive compensation, including the review of this proxy statement. Although the Compensation Committee retains Meridian with Meridian reporting directly to the Chair of the Compensation Committee, Meridian interacts directly with our executive officers when necessary and appropriate. Meridian’s advisory services included providing industry and compensation peer group benchmark data and presenting compensation plan design alternatives to the Compensation Committee for consideration. The Compensation Committee considered and assessed all factors specified under the applicable Nasdaq Marketplace Rules with respect to advisor independence and determined that Meridian was an independent executive compensation firm whose scope of work is limited to research and advisory services related to executive compensation, including the review of this proxy statement. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian.
Compensation Committee Interaction with Management
Certain of our officers, including but not limited to, our President and CEO, Chief Financial Officer, Chief Legal Officer, and Chief Human Resources Officer, may from time to time attend Compensation Committee meetings when executive compensation, company performance, team performance, individual performance or other matters are discussed and evaluated by Compensation Committee members, except when their respective compensation or performance is discussed. The executive officers are asked for their insights, ideas and recommendations on executive compensation matters during these meetings or at other times, and also provide updates on financial performance, corporate development activities, industry status and other factors that the Compensation Committee may consider when making decisions regarding our executive compensation programs.
The Chairman of the Board and Chairman of the Compensation Committee met with our President and CEO in the first quarter of 2026 to discuss his 2025 performance.

Our Board’s Primary Role and Responsibilities and Processes

Our Board’s Primary Role and Responsibilities

Our Corporate Governance Guidelines provide that our Board serves as the representative of, and acts on behalf of, all the stockholders of CVG. In that regard, some primary functions of the Board include:
● reviewing, evaluating and, where appropriate, approving our major business strategies, capital deployment and long-term plans and reviewing our performance;

● planning for and approving management succession; and

● overseeing our policies and procedures for assessing and managing compliance and risk.

The Role of the Board in Risk Oversight

As provided in our Audit Committee Charter, the Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The Audit Committee reviews and provides oversight regarding our risk management policies with respect to our business strategy, capital strength and overall risk tolerance. On a periodic basis, the Audit Committee evaluates and discusses with management, with management having consulted outside advisors, our risk assessment practices, including the internal system to review operational risks, procedures for investment and trading, and safeguards to ensure compliance with procedures. The Audit Committee reports regularly to the full Board about these matters. The Audit Committee and the full Board consider our risk profile and focus on the most significant risk factors facing us as they seek to ensure that material risks are identified and appropriate risk mitigation measures are implemented. The Audit Committee and the full Board work with management to oversee the application of risk management policies and protocols, including controls over cash and investments, currency exposures and interest rate and commodities risks. The Board retains oversight with respect to significant or emerging risk areas such as cybersecurity and artificial intelligence.

Communication with the Board

Stockholders and other interested parties may communicate with the Board, including the independent directors, as a group or with individual directors, by sending written communications to the directors c/o Aneezal H. Mohamed, Chief Legal Officer, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054. All such communications will be forwarded to the appropriate directors.

Code of Conduct

The Board has adopted a Code of Conduct that applies to the Company’s directors, officers and employees. A copy of the Code of Conduct is posted on our website at www.cvgrp.com. If we waive any provision of our Code of Conduct for our Board or our executive officers or make material changes to our Code of Conduct, we will disclose that fact on our website within four business days.

Insider Trading Policy

We adopted a corporate policy regarding insider trading and Section 16 reporting that applies to our directors, executive officers and employees. This policy prohibits trading in our common stock under certain circumstances, including while in possession of material, non-public information about us. A copy of the Insider Trading Policy is posted on our website at www.cvgrp.com. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities.

Clawback Policy on Incentive Compensation and Time-Based Equity Grants Upon the Material Restatement of Financial Statements

Our Board has adopted a clawback policy (the "Clawback Policy") , which is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 of the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess compensation (all or a portion of the compensation vested, awarded, or received under any bonus award, short-term incentive award, time-based equity award (including any award of restricted stock, performance shares, phantom stock, deferred stock units or RSUs) or other award during the period subject to restatement) received by any covered executive, including our NEOs and Section 16 officers, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the compensation been determined based on the restated financial statements. A copy of the Clawback Policy is posted on our website at www.cvgrp.com.

Board Policy on Stockholder Rights Plans

The Board has adopted a policy on stockholder rights plans. Pursuant to the policy, our Board will seek and obtain prior stockholder approval of any new stockholder rights plan, unless a majority of the independent directors, in the exercise of their fiduciary duties, deem it to be in our best interests and in the best interests of our stockholders to adopt a stockholder rights plan without the delay in adoption that would arise from obtaining stockholder approval. If the Board so adopts a stockholder rights plan without obtaining prior stockholder approval, the Board will submit the stockholder rights plan to the stockholders for ratification and approval within one year of the Board’s adoption of the plan, or else the stockholder rights plan will automatically expire, without being renewed or replaced, on the first anniversary of the adoption of the stockholder rights plan by the Board. If presented by the Board for stockholder approval at a meeting of the stockholders and not approved by the stockholders, the plan will expire upon the certification of the voting results of such stockholders meeting.

A copy of our policy on stockholder rights plan is posted on our website at www.cvgrp.com.

Board Leadership
Robert C. Griffin, a Director since July 2005, retired from the Board effective as of the 2025 Annual Meeting of Stockholders.

Effective after the 2025 Annual Meeting of Stockholders, William C. Johnson was elected as Chairman of the Board.

On August 7, 2025, Ruth Gratzke, a Director since 2021, resigned from the Board.

On February 5, 2026, the Board elected Ari B. Levy as an independent Director.

Director Compensation
Overview

We pay our non-employee directors an annual retainer of $85,000. We pay annual chair fees of $80,000 to the Chairman of the Board, $20,000 to the Audit Committee Chair, $15,000 to the Compensation Committee Chair and $10,000 to the NG&S Committee Chair.
We also compensate our non-employee directors through an annual grant of restricted stock to the value of $120,000 and in June 2025, we granted 75,472 shares of restricted stock to each non-employee director calculated based on the higher of the average closing price for twenty (20) trading days prior to the grant date of June 10, 2025 or $1.59. All such restricted stock grants made to our non-employee directors in 2025 cliff vest on the first to occur of June 10, 2026 or the 2026 Annual Meeting. We also reimburse all directors for reasonable expenses incurred in attending Board and committee meetings.

The table below describes the compensation paid to non-employee directors in 2025.

2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert C. Griffin(3)	72,500	29,216	—	—	—	—	101,716
Wayne M. Rancourt	99,750	29,216	—	—	—	—	128,966
Jeffrey S. Niew	80,750	71,233	—	—	—	—	151,983
Ruth Gratzke(4)	63,750	29,216	—	—	—	—	92,966
J. Michael Nauman	90,250	29,216	—	—	—	—	119,466
Melanie K. Cook	95,000	29,216	—	—	—	—	124,216
William C. Johnson	126,750	29,216	—	—	—	—	155,966
Ari B. Levy(5)	—	—	—	—	—	—	—

(1)
Represents the aggregate value of the restricted stock based on the closing price of $1.52 on June 10, 2025, the grant date for all non-employee directors. The 2025 awards for the non-employee directors was based on the higher of $1.59 or the average closing price for twenty (20) trading days prior to the grant date of June 10, 2025, or $1.38.

(2)	The aggregate number of shares of unvested restricted stock held by each of our non-employee directors as of December 31, 2025 was 75,472 shares.
(3)	Mr. Griffin retired from the Board in May 2025.
(4)	Ms. Gratzke resigned from the Board in August 2025.
(5)	Mr. Levy was elected to the Board in February 2026.

Related Person Transactions Policy and Process
Our management monitors related party transactions for potential conflicts of interest situations on an ongoing basis. Under the Nasdaq Marketplace Rules, we are required to conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be reviewed and approved by our Audit Committee or another independent body of the Board. Related parties means our directors, officers, 5% stockholders or the immediate family members of any of the foregoing. Our Code of Conduct provides that no director or executive officer may represent the interests of any party other than the Company (including personal interests) in any material transaction in which we and another party are involved.

Proposal 2 –
Approval of the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan

Conditioned on and subject to obtaining stockholder approval, our Board approved an amendment and restatement of the Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan (the “Second Amended and Restated 2020 Equity Incentive Plan”) to increase the number of authorized shares that can be awarded under the plan to the officers, employees and consultants of the Company or any of its subsidiaries and any non-employee director of the Company by 3,100,000 shares. Shareholder approval of the Second Amended and Restated 2020 Equity Incentive Plan also will constitute re-approval of the material terms of the 2020 Equity Incentive Plan for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Current Request to Increase the Share Reserve

Awards under the Amended and Restated 2020 Equity Incentive Plan are a major component of our long-term incentive program for our officers, employees, consultants and members of our Board. As noted in the “Compensation Discussion and Analysis,” we recognize that having an ownership interest in the Company is critical to aligning the financial interests of our employees and shareholders. The Board believes it is important to authorize an additional 3,100,000 shares for grant under the Second Amended and Restated 2020 Equity Incentive Plan. In this proxy statement, we refer to any grant under the Second Amended and Restated 2020 Equity Incentive Plan as an “award”. As of April 9, 2026, 2,912,067 shares were subject to awards outstanding under the Amended and Restated 2020 Equity Incentive Plan and 37,233 shares were available for future awards. As of April 9, 2026, approximately 57 or less than 1% of our employees, officers and non-employee directors in total participate in the Amended and Restated 2020 Equity Incentive Plan, of which four were named executive officers, five were non-employee directors and no consultants. If shareholders do not approve the amendment and restatement to the Amended and Restated 2020 Equity Incentive Plan, the Amended and Restated 2020 Equity Incentive Plan will remain in effect; however, we anticipate the shares available for equity-based compensation will be quickly depleted, and we will lose our ability to use equity as a compensation tool. Based on the Compensation Committee’s historical practice, the Compensation Committee anticipates that the additional shares requested will enable the Company to maintain its current equity compensation program for less than two years, accommodating anticipated grants related to at least retention of employees. In 2023, 2024 and 2025, the number of shares of common stock underlying equity awards granted (comprised solely of shares of restricted stock) was approximately 988,000 and 820,000, and 2,538,000, respectively. The Compensation Committee expects to continue to grant awards under the Second Amended and Restated 2020 Equity Incentive Plan consistent with the Company’s historical share utilization rates.

In its determination to approve the Second Amended and Restated 2020 Equity Incentive Plan, the Compensation Committee reviewed the burn rate, dilution and overhang metrics disclosed below, peer group market practices and trends, and the costs associated with the addition of 3,100,000 authorized shares to the plan.

YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE AMENDMENT AND RESTATEMENT OF THE 2020 EQUITY INCENTIVE PLAN.

The Importance of Equity Compensation

Our Board believes that the Second Amended and Restated 2020 Equity Incentive Plan will provide it flexibility to continue to issue equity compensation in the future at the levels it deems appropriate to:

• Attract and retain the services of key employees, non-employee directors and consultants who can contribute to our success;

• Align the interests of our key employees and non-employee directors with the interests of our shareholders through certain incentives whose value is based upon the performance of our common stock;

• Motivate key employees to achieve our strategic business objectives; and

• Provide a long-term equity incentive program that is competitive with our peer companies.

Our Board strongly believes that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for our shareholders. It further believes that the approval of the Second Amended and Restated 2020 Equity Incentive Plan is important to our continued success.

Our named executive officers (including James R. Ray, our CEO and President) who are current employees of the Company and our non-employee directors will be eligible to receive awards under the Second Amended and Restated 2020 Equity Incentive Plan and therefore have an interest in this proposal.

Key Historical Equity Metrics

Our Board believes approval of the Second Amended and Restated 2020 Equity Incentive Plan will enable us to compete effectively in the competitive market for knowledgeable and experienced employees, while maintaining reasonable burn rates and overhang.

Our current capital structure consists of 36,634,201 shares of outstanding common stock as of our record date. The following table shows how the key equity metrics have changed over the past three fiscal years under the Amended and Restated 2020 Equity Incentive Plan:

Key Equity Metrics	2023	2024	2025	3-Year Average (2023-2025)
Shares subject to awards granted(1)	988,000	820,000	2,538,000	1,449,000
Weighted-Average Shares Outstanding	33,040,000	33,418,000	33,836,000	33,431,000
Burn rate(2)	2.99%	2.45%	7.50%	4.32%
Dilution(3)	7.81%	6.21%	8.00%	7.34%
Overhang(4)	1.77%	2.48%	7.95%	4.07%

(1) Reflects total number of shares subject to equity awards granted during the fiscal year.

(2) Burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period.

(3) Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(4) Overhang is calculated by dividing the number of shares subject to awards outstanding at the end of the fiscal year by the number of shares of our common stock outstanding at the end of the fiscal year.

Total Potential Dilution. Our equity plan dilution rate (or overhang) as of April 1, 2026 was 8.0% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the Amended and Restated 2020 Equity Incentive Plan, by (2) the total number of common shares outstanding). If shareholders approve the Second Amended and Restated 2020 Equity Incentive Plan, the issuance of 3,100,000 shares under the Plan would increase our total potential dilution rate by 8.5% to 16.5%.

Expected Plan Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately two years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.

Share Information on Equity Compensation Plans as of April 9, 2026

The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of April 9, 2026 (except as otherwise noted):

Total number of shares subject to awards outstanding (includes restricted stock and performance share awards)(1)	2,912,067
Total number of shares remaining available for future grant under the 2020 Equity Incentive Plan(2)	37,233
Incremental number of shares available for future grant under the Second Amended and Restated 2020 Equity Incentive Plan subject to shareholder approval	3,100,000
Total number of shares of common stock outstanding as of the Record Date	36,634,201

(1)Assumes performance share awards will vest and pay out based on maximum performance levels being achieved. The Company did not have any stock options or stock appreciation rights outstanding as of April 9, 2026.
(2)Represents the total number of shares available for future awards under the Amended and Restated 2020 Equity Incentive Plan reflecting performance share awards at maximum payout. The Amended and Restated 2020 Equity Incentive Plan was our only active equity compensation plan as of April 9, 2026. Since adoption of the 2020 Equity Incentive Plan, no additional shares may be granted under the 2014 Equity Incentive Plan.

The last reported sales price for our common stock on the Nasdaq Stock Market on April 9, 2026 was $3.99 per share.

Provisions Designed to Protect Shareholders

The Second Amended and Restated 2020 Equity Incentive Plan and the Company’s governance policies contain a number of provisions that the Company believes are designed to protect shareholder interests, including:

• No liberal share counting on stock options, restricted stock or stock appreciation rights. The Second Amended and Restated 2020 Equity Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price or tax withholding requirements of stock options, restricted stock, other Full-Value Awards and stock appreciation rights (including any shares not issued as a result of net-settlement of stock-settled SARs).

• No repricing of stock options or stock appreciation rights. The Second Amended and Restated 2020 Equity Incentive Plan does not permit the repricing of stock options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price without shareholder approval.

• No cash buyouts of underwater stock options or stock appreciation rights. The Second Amended and Restated 2020 Equity Incentive Plan does not permit the cash buyout of stock options or stock appreciation rights if such awards are not “in the money” without shareholder approval.

• No discounted stock options. The Second Amended and Restated 2020 Equity Incentive Plan prohibits the granting of stock options with an exercise price less than the fair market value of the common stock on the date of grant.

• Limitation on term of stock options. The maximum term of each stock option is ten years.

• Stock ownership guidelines. To further align their economic interests with those of our shareholders, the Company adopted guidelines generally requiring each of our executive officers and directors to own a certain amount of our common stock, and with respect to awards under the Second Amended and Restated 2020 Equity Incentive Plan, executive officers and directors may not sell any shares awarded for a minimum of one-year post-vesting and until compliance with the stock ownership guidelines is reached, except that executive officers may elect to choose the voluntary forfeiture of shares to satisfy annual tax withholding obligations associated with vested shares.

• Minimum restriction periods. The Second Amended and Restated 2020 Equity Incentive Plan provides for a one-year minimum restriction period for time-based stock awards to employees, a one-year minimum restriction period for performance-based awards to employees, and a one-year minimum vesting period for stock options and SARs, subject in each case to the Compensation Committee’s discretion to waive or provide for the lapse of such restriction in the event of death, retirement, or disability. Shorter vesting periods may apply to awards covering up to 5% of the number of shares reserved under the Second Amended and Restated 2020 Equity Incentive Plan.

• Clawback policy. We have adopted a clawback policy, which is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 of the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess compensation (all or a portion of the compensation vested, awarded, or received under any bonus award, short-term incentive award, time-based equity award (including any award of restricted stock, performance shares, phantom stock, deferred stock units or RSUs) or other award during the period subject to restatement) received by any covered executive, including our NEOs and Section 16 officers, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the compensation been determined based on the restated financial statements.

• Anti-hedging and anti-pledging policy. The Company’s insider trading policy prohibits employees from engaging in hedging or pledging transactions involving the Company’s securities.

Summary of the Second Amended and Restated 2020 Equity Incentive Plan

The Second Amended and Restated 2020 Equity Incentive Plan provides for the grant of stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, non-qualified stock options (“NSOs,” and together with ISOs, “Options”), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock”), restricted stock units (“RSUs”), deferred stock units (“DSUs”), performance awards (“Performance Awards”), dividend equivalent rights and other stock-based awards (“Other Stock-Based Awards”) (each, an “award”). The terms and conditions of each award, as determined by the Compensation Committee, will be set forth in a written award agreement (“Award Agreement”). Stockholder approval of the Second Amended and Restated 2020 Equity Incentive Plan is intended to, among other things, comply with the rules and regulations of The Nasdaq Stock Market and permit certain Performance Awards, as discussed below, to qualify for deductibility under Internal Revenue Code (“Code”) section 162(m) (“Qualified Performance-Based Awards”).

A summary of the principal terms of the Second Amended and Restated 2020 Equity Incentive Plan is set forth below. However, the summary does not purport to be a complete description of the Second Amended and Restated 2020 Equity Incentive Plan and is qualified in its entirety by the terms of the Second Amended and Restated 2020 Equity Incentive Plan, as proposed to be adopted, which is attached as Appendix A to this proxy statement.

Purpose of the Second Amended and Restated 2020 Equity Incentive Plan

The purpose of the Second Amended and Restated 2020 Equity Incentive Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility.

Term of Plan

The 2020 Equity Incentive Plan was approved by the Company's stockholders and became effective on June 15, 2020 (the “Effective Date of the 2020 Plan”). The Amended and Restated 2020 Equity Incentive Plan was approved by the Company's stockholders and became effective on May 15, 2025 (the “Effective Date of the First Amended Plan”). The Second Amended and Restated 2020 Equity Incentive Plan if approved by the Company's stockholders, will terminate on May 14, 2036, unless sooner terminated by the Board. Awards outstanding as of any such termination will not be affected or impaired by the termination of the Second Amended and Restated 2020 Equity Incentive Plan.

Administration

The Second Amended and Restated 2020 Equity Incentive Plan is administered by the Compensation Committee. Our Board may, however, at any time resolve to administer the Second Amended and Restated 2020 Equity Incentive Plan. Subject to the specific provisions of the Second Amended and Restated 2020 Equity Incentive Plan, the Compensation Committee is authorized to select persons to participate in the Second Amended and Restated 2020 Equity Incentive Plan, determine the form and substance of grants made under the Second Amended and Restated 2020 Equity Incentive Plan to each participant, and otherwise make all determinations for the administration of the Second Amended and Restated 2020 Equity Incentive Plan.

Eligibility

Individuals who are eligible to participate in the Second Amended and Restated 2020 Equity Incentive Plan are our directors (including non-employee directors), officers and employees and other individuals performing services for, or to whom an offer of employment has been extended by us, or our subsidiaries. ISOs may only be granted to employees of the Company and its subsidiaries or parent corporation (within the meaning of Code section 424(f)).

Plan Limits

The securities that will be offered under the plan are shares of the Company’s common stock, par value $.01 per share. Subject to adjustment (as described below), (i) the maximum number of shares of common stock that may be granted pursuant to Awards under the Second Amended and Restated 2020 Equity Incentive Plan will be equal to (a) 7,900,000 (of which 3,000,000 shares were authorized under the 2020 Equity Incentive Plan, 1,800,000 shares were authorized under the Amended and Restated 2020 Equity Incentive Plan, and 3,100,000 shares are being requested for stockholder approval under this second amendment to the 2020 Equity Incentive Plan) plus (b) any shares with respect to awards under the 2020 Equity Incentive Plan that are forfeited. The maximum number of shares that can be granted in any one calendar year to a participant who is not a non-employee director is 15% of the total number of shares authorized for issuance under the Second Amended and Restated 2020 Equity Incentive Plan, and the maximum number of shares that can be granted in any one calendar year to a participant who is a non-employee director is 5% of the total number of shares authorized for issuance under the Second Amended and Restated 2020 Equity Incentive Plan. Also, the Second Amended and Restated 2020 Equity Incentive Plan provides that the Compensation Committee cannot in any one calendar year grant to any participant Performance Awards providing for the payment or distribution of cash or other property (other than shares of the Company’s common stock) having a value in excess of $4,000,000.

If any grant under the Second Amended and Restated 2020 Equity Incentive Plan expires, terminates unexercised, becomes unexercisable or is forfeited as to any shares, then such unpurchased or forfeited shares will be available for further grants under the Second Amended and Restated 2020 Equity Incentive Plan. Any shares that are tendered to or withheld by the Company in payment of (a) the exercise price of an Option or SAR, or (b) the taxes payable in connection with the grant vesting, or settlement of an Option, SAR or Full-Value Award shall not be available for further grants under the Second Amended and Restated 2020 Equity Incentive Plan.

In the event of certain corporate transactions affecting the Company’s common stock (as described under “Changes in Capitalization and Substitute Awards” below) the Compensation Committee will make such adjustment as it deems appropriate in the number and kind of shares or other property that may be delivered pursuant to Awards granted under the Second Amended and Restated 2020 Equity Incentive Plan.

Changes in Capitalization and Substitute Awards

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Compensation Committee will make such adjustment as it deems appropriate in the number and kind of shares or other property available for issuance under the Second Amended and Restated 2020 Equity Incentive Plan (including, without limitation, the total number of shares available for issuance under the Second Amended and Restated 2020 Equity Incentive Plan), in the number and kind of Options, SARs, shares or other property covered by grants previously made under the Second Amended and Restated 2020 Equity Incentive Plan, and in the exercise price of outstanding Options and SARs; provided, however, that the Compensation Committee will not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Second Amended and Restated 2020 Equity Incentive Plan (or an award thereunder) in a participant’s gross income pursuant to Code section 409A and the regulations thereunder and/or (ii) cause any award made pursuant to the Second Amended and Restated 2020 Equity Incentive Plan to be treated as providing for the deferral of compensation pursuant to such Code section 409A.

In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a change in control (as defined in the Second Amended and Restated 2020 Equity Incentive Plan) is to occur, all of the Company’s obligations regarding Awards that were granted under the Second Amended and Restated 2020 Equity Incentive Plan and that are outstanding on the date of the event will, on such terms as may be approved by the Compensation Committee before the event, be (i) canceled in exchange for payment of cash or other property determined by the Compensation Committee to be equal to the intrinsic value of the Awards at the time of the change in control (but, with respect to Deferred Stock Units, only if such merger, consolidation, other reorganization, or change in control constitutes a “change in ownership or control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as determined pursuant to regulations issued under Code section 409A) or (ii) assumed by the surviving or continuing corporation.

Type of Awards

Option Grants. Options granted under the Second Amended and Restated 2020 Equity Incentive Plan may be either ISOs or NSOs, as the Compensation Committee may determine. The exercise price per share for each Option is established by the Compensation Committee, except that the exercise price may not be less than 100% of the fair market value of a share of common stock as of the date of grant of the Option. In the case of the grant of any ISO to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all of our classes of stock then outstanding, the exercise price may not be less than 110% of the fair market value of a share of common stock as of the date of grant of the Option.

Terms of Options. The term during which each Option may be exercised is determined by the Compensation Committee, but if required by the Code and except as otherwise provided in the Second Amended and Restated 2020 Equity Incentive Plan, no Option will be exercisable in whole or in part more than ten years from the date it is granted, and no ISO granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all of our classes of stock will be exercisable more than five years from the date it is granted. All rights to purchase shares pursuant to an Option will, unless sooner terminated, expire at the date designated by the Compensation Committee. The Compensation Committee determines the date on which each Option will become exercisable and may provide that an Option will become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Compensation Committee. Prior to the exercise of an Option and delivery of the shares represented thereby, the optionee will have no rights as a stockholder, including any dividend or voting rights, with respect to any shares covered by such outstanding Option. If required by the Code, the aggregate fair market value, determined as of the grant date, of shares for which an ISO is exercisable for the first time during any calendar year under the Second Amended and Restated 2020 Equity Incentive Plan may not exceed $100,000.

Stock Appreciation Rights. SARs entitle a participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the SAR. The grant price and the term of a SAR will be determined by the Compensation Committee, except that the price of a SAR may never be less than the fair market value of the shares of our common stock subject to the SAR on the date the SAR is granted. No SAR will be exercisable in whole or in part more than ten years from the date it is granted.

Termination of Options and SARs. Unless otherwise determined by the Compensation Committee, and subject to certain exemptions and conditions, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for us for any reason other than death, disability, retirement or termination for cause, all of the participant’s Options and SARs that were exercisable on the date of such cessation will remain exercisable for, and will otherwise terminate at the end of, a period of 90 days after the date of such cessation. In the case of death or disability, all of the participant’s Options and SARs that were exercisable on the date of such death or disability will remain so for a period of 180 days from the date of such death or disability. In the case of retirement, all of the participant’s Options and SARs that were exercisable on the date of retirement will remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of retirement. In the case of a termination for cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for us for any reason, all of the participant’s Options and SARs will expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

Restricted Stock. Restricted Stock is a grant of shares of our common stock that may not be sold or disposed of, and that may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period set by the Compensation Committee. A participant granted Restricted Stock generally has all of the rights of a stockholder, unless the Compensation Committee determines otherwise.

Restricted Stock Units and Deferred Stock Units. The Compensation Committee is authorized to grant RSUs. Each grant shall specify the applicable restrictions on such units and the duration of such restrictions. RSUs are subject to forfeiture in the event of certain terminations of employment prior to the end of the restricted period. A participant may elect, under certain circumstances, to defer the receipt of all or a portion of the shares due with respect to the vesting of RSUs, and upon such deferral, the RSUs will be converted to DSUs. Deferral periods shall be no less than one year after the vesting date of the applicable RSUs. DSUs are subject to forfeiture in the event of certain terminations of employment prior to the end of the deferral period. A holder of RSUs or DSUs does not have any rights as a stockholder except that the participant has the right to receive accumulated dividends or distributions with respect to the shares underlying such RSUs or DSUs.

Performance Awards. The Compensation Committee may subject a participant’s right to exercise or receive a grant or settlement of an award, and the timing of the grant or settlement, to performance conditions specified by the Compensation Committee. The Compensation Committee will determine Performance Award terms, including the performance measures and the required levels of performance with respect to the performance measures, the corresponding amounts payable upon achievement of those levels of performance, termination and forfeiture provisions and the form of settlement.

In granting Performance Awards, the Compensation Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more business criteria. A Performance Award will be paid no later than two and one-half months after the last day of the tax year in which a performance period is completed.

When granting any Performance-Based Award other than an Option or a SAR, within 90 days after the commencement of the performance period or, if earlier, by the expiration of 25% of the performance period, the Compensation Committee will designate one or more performance periods and establish the performance goals for the performance periods. Each

Performance-Based Award, with the exception of Options and SARs, will be earned, vested and payable (as applicable) only upon the achievement of one or more performance goals, together with the satisfaction of any other conditions (such as continued employment), as the Compensation Committee may determine.

The performance goals may be based on, without limitation: net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, enterprise value, net debt, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The performance goals may be absolute or relative, and may include, without limitation, risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence.

The Compensation Committee may adjust the performance period and/or performance goals to take into account changes in law, accounting and tax rules, and to make such adjustments as the Compensation Committee deems appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. The Compensation Committee may not increase the number of shares of common stock or other amount that would otherwise be payable under a Performance-Based Award upon achievement of the stated performance goal(s), but may reduce the number of shares of common stock or other amount due upon attainment of the stated performance goal(s), basing such cutback either upon subjective performance criteria, individual performance evaluations, or any other standards that are provided in the terms of the Performance Award.

Dividends and Dividend Equivalents. Dividend equivalents confer the right to receive, on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our common stock. The Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of common stock subject to an outstanding award (or portion thereof) that is not vested. For any such award, the Compensation Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the participant unless and until, and only to the extent that, the award vests. No dividend equivalents shall be granted with respect to non-qualified stock options, incentive stock options or SARs.

Other Stock-Based Awards. The Compensation Committee is authorized to grant other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock, under the Second Amended and Restated 2020 Equity Incentive Plan. These Awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, Awards with value and payment contingent upon our performance as a company or any other factors designated by the Compensation Committee. The Compensation Committee will determine the terms and conditions of these awards.

Amendment of Outstanding Awards and Amendment/Termination of Plan

No amendment will become effective without the prior approval of our stockholders if stockholder approval would be required by applicable law or regulations, including under provisions of Code section 422 or by any listing requirement of the principal stock exchange on which our common stock is then listed. Neither the Board nor the Compensation Committee may amend the terms of any outstanding Option under the Second Amended and Restated 2020 Equity Incentive Plan to reduce the exercise price of outstanding Options without prior stockholder approval. Unless previously terminated by the Board or the Compensation Committee, the Second Amended and Restated 2020 Equity Incentive Plan will terminate on June 15, 2030. No termination of the Second Amended and Restated 2020 Equity Incentive Plan will materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Options or other incentives theretofore granted under the Second Amended and Restated 2020 Equity Incentive Plan.

One-Year Minimum Vesting

No award under the Second Amended and Restated 2020 Equity Incentive Plan to any participant may be exercised, and no restrictions relating to such award may lapse, earlier than the date that is one (1) year following the date the award is made, except that: (a) the Compensation Committee may waive or provide for the lapse of such vesting restrictions upon the participant’s death, retirement, or disability, and (b) Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of common stock that may be authorized for grant under the Second Amended and Restated 2020 Equity Incentive Plan (as such authorized number of shares of common stock may be adjusted as provided under the terms of the Second Amended and Restated 2020 Equity Incentive Plan) may be granted to any one or more participants without regard to this minimum vesting requirement.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Changes in Capitalization and Substitute Awards” above, and except for any repricing that may be approved by shareholders) will the Board of Directors or the Compensation Committee (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (ii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Change in Control

If there is a change in control of the Company (as defined in the Second Amended and Restated 2020 Equity Incentive Plan) and a participant’s employment or service as a director, officer, or employee of the Company or a subsidiary, is terminated (i) by the Company without cause, (ii) by reason of the participant’s death, or disability, or (iii) by the participant for good reason, within twelve months after such change in control: (a) any award carrying a right to exercise that was not previously vested and exercisable as of the time of the change in control, will become immediately vested and exercisable, and will remain so for up to 180 days after the date of termination (but in no event after the expiration date of the award); (b) any restrictions, deferral of settlement, and forfeiture conditions applicable to any other award granted under the Second Amended and Restated 2020 Equity Incentive Plan will lapse and such Awards will fully vest as of the time of the change in control, except to the extent of any waiver by the participant; and (c) with respect to any outstanding Performance Award, the Compensation Committee may, within its discretion, deem the performance goals and other conditions relating to the Performance Award as having been met, at 100% of the target level, as of the date of the change in control. Such Performance Award will be paid no later than two and one-half months after the last day of the tax year in which such change of control occurred (or in the event that the change in control causes the tax year to end, no later than two and one-half months after the closing of the change in control).

Notwithstanding the foregoing, in connection with certain changes of control as a result of the merger or consolidation of the Company with another entity, the Compensation Committee may, in its discretion, (i) cancel any or all outstanding Options under the Second Amended and Restated 2020 Equity Incentive Plan in consideration for payment to the holders of an amount equal to the portion of the consideration that would have been payable to the holders pursuant to the transaction if their Options had been fully exercised immediately before the transaction, less the aggregate exercise price that would have been payable, or (ii) if the amount that would have been payable to the Option holders pursuant to the transaction if their Options had been fully exercised immediately before the transaction would be equal to or less than the aggregate exercise price that would have been payable, cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in the transaction includes securities or other property, in cash and/or securities or other property in the Compensation Committee’s discretion.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax rules relevant to participants in the Second Amended and Restated 2020 Equity Incentive Plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because U.S. federal income tax consequences will vary as a result of individual circumstances, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the Second Amended and Restated 2020 Equity Incentive Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Options. Options granted under the Second Amended and Restated 2020 Equity Incentive Plan may be either NSOs or ISOs for federal income tax purposes.

NSOs. Generally, a recipient of a NSO will not recognize any taxable income at the time of grant. Upon the exercise of the NSO, the recipient will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the recipient’s ordinary income.

The recipient will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise of the NSO. The capital gain or loss will be long- or short-term depending on whether the recipient has held the stock for more than one year after the exercise date. The Company will not be entitled to a deduction for any capital gain realized by the recipient.

ISOs. Generally, if the recipient is awarded an ISO he or she will not recognize any taxable income at the time of grant or exercise. However, the excess of the stock’s fair market value at the time of exercise over the exercise price will be included in the recipient’s alternative minimum taxable income and thereby may cause the recipient to be subject to, or may increase liability for, alternative minimum tax, which may be payable even if the recipient does not receive any cash upon the exercise of the ISO with which to pay the tax. When the shares are sold, the recipient will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, if the recipient meets the holding period requirements described below.

The Company will not be entitled to any deduction by reason of the grant or exercise of an ISO or the sale of stock received upon exercise after the required holding periods have been satisfied. If the recipient does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the Company will be allowed a deduction corresponding to the recipient’s ordinary income.

Effect on Options of Rule 16b-3(d)(3) under the Exchange Act. The tax consequences of Options (other than ISOs for which the holding period requirements described above are satisfied) may vary if the recipient is a director or an executive officer subject to the short-swing trading restrictions of Section 16(b) of the Exchange Act, or if the recipient is exempted from these restrictions by the six-month holding provision of Rule 16b-3(d)(3). In general, if the recipient falls into this category and exercises an Option prior to the date that is six months after the Option grant date, he or she will recognize income on the date six months after the Option grant date (based on the fair market value of the Option shares on that date) and begin the holding period on such date, unless the participant files an election with the Internal Revenue Service under Code section 83(b) (a “section 83(b) election”) to recognize income on the exercise date (in which case the amount of income is based on the fair market value of the Option shares on the exercise date) and therefore begins the holding period on the exercise date. A §83(b) Election must be filed within 30 days after the exercise date.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the stand-alone SAR is granted. The spread between the then current market value of the common stock received and the exercise price of the SAR will be taxed as ordinary income to the recipient at the time the common stock subject to the SAR is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock and Other Stock Settled Awards Other than Options and SARs. The recipient will not recognize taxable income at the time shares of Restricted Stock or other stock settled awards are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, when the Restricted Stock becomes vested or the participant receives vested shares in settlement of the award, unless the recipient files a section 83(b) election within 30 days after the grant date to recognize ordinary income upon grant. The amount of ordinary income recognized by the recipient will equal the fair market value of the Restricted Stock or other stock settled awards at the time its restrictions lapse or the participant receives vested shares in settlement of the award, or at the time of grant if the recipient makes a section 83(b) election, less the amount paid for the Restricted Stock or other stock settled award. The Company will be entitled to claim a corresponding deduction equal to the amount of ordinary income recognized by the recipient (subject to potentially applicable deduction limitations under Code section 162(m)). Upon the subsequent sale of the shares, the recipient will recognize long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

Performance Awards (including Qualified Performance-Based Performance Awards). The recipient will not recognize taxable income at the time Performance Awards are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, upon the receipt of common stock, cash or other property at the end of the applicable performance cycle. The Company will be entitled to claim a corresponding deduction (subject to potentially applicable deduction limitations under Code section 162(m)).

Company Deductions. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code section 162(m).

NEW PLAN BENEFITS

Benefits to be received by our executive officers, directors, employees and consultants as a result of the proposed Plan are not determinable, since the amount of grants of Awards under the Second Amended and Restated 2020 Equity Incentive Plan is discretionary. The following table shows the amounts that were awarded under the 2020 Equity Incentive Plan to our Named Executive Officers, all executive officers as a group, all non-employee directors as a group and all other employees as a group, in each case for the fiscal year ended December 31, 2025:

Name and Position	Number of Shares of Restricted Stock
James Ray, President and Chief Executive Officer and Director	805,031
Andy Cheung, Chief Financial Officer (1)	181,132
Aneezal Mohamed, Chief Legal Officer, Compliance Officer and Secretary	96,855
Kristin Mathers, Chief Human Resource Officer	86,038
Executive Employee Group	1,169,056
Non-Employee Director Group All other employees	452,832
All Other Employees	784,085
Total Grants	2,405,973

(1) Chung Kin Cheung ("Andy Cheung")

Vote Required

Approval of the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as votes “AGAINST” this proposal, whereas “broker non-votes” will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan.

Proposal 3 –
Advisory Vote to Approve the Compensation of Our Named Executive Officers

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement.
We urge stockholders to read the Compensation Discussion and Analysis beginning on page 50 of this proxy statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables, notes and narrative appearing on pages 61 through 69, which provide detailed information on the compensation of our named executive officers.
Although this advisory vote is not binding on the Board, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.
The Board has adopted a policy providing for annual say-on-pay advisory votes. Accordingly, unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, we expect that the next say-on-pay advisory vote will be held at our 2027 Annual Meeting of Stockholders.

The approval of the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board

The Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement by approving the following resolution:
"Resolved, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation, Discussion and Analysis, compensation tables and narrative discussion, is hereby approved."

Audit Committee Matters
Proposal 4 —
Ratification of Appointment of KPMG LLP as Independent Auditor

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and such firm reports directly to the Audit Committee. KPMG LLP has been retained as the Company’s independent registered public accounting firm continuously since 2012. The Audit Committee reviews the impact on the Company of changing the Company’s independent registered public accounting firm, qualifications, performance, fees and independence of KPMG LLP and considers whether KPMG LLP should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor’s lead audit partner be rotated every five years. The process for the selection of the new lead audit partner includes a meeting between the Chairman of the Audit Committee and the candidate recommended by KPMG LLP for the role, as well as discussion by the full Audit Committee and management. The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit our financial statements and the internal control over financial reporting for the fiscal year ending December 31, 2026. In making the decision to appoint the independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by KPMG LLP is incompatible with maintaining that firm’s independence.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance practice. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of KPMG LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders. It is expected that a representative of KPMG LLP will be present at the annual meeting, will be provided the opportunity to make a statement, and will be available to answer appropriate questions.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2026 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board

The Board recommends that you vote FOR the proposal to ratify the appointment of KPMG LLP as our independent auditor for fiscal 2026.

Audit Committee Report
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under the Securities Act or the Exchange Act.
The Audit Committee is composed of four directors appointed by the Board - Wayne M. Rancourt, Melanie K. Cook, Ari B. Levy and J. Michael Nauman. All Audit Committee members are independent for Audit Committee purposes under applicable Exchange Act rules and Nasdaq Marketplace Rules. The Board designated each of Ms. Cook and Messrs. Nauman, Levy and Rancourt as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board and approved most recently in March 2026, a copy of which is posted on our website at www.cvgrp.com. The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting, financial and reporting controls, the internal audit process, risk management, the independent audit process of the Company’s annual financial statements, and the Company’s compliance with legal and regulatory requirements. Management is responsible for these processes.
The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Audit Committee also reviews the Company’s quarterly earnings press releases and reports on Form 10-Q prior to filing. The Audit Committee held 8 meetings in 2025.
The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under auditing standards of the U.S. Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with the independent registered public accounting firm, the firm’s independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by Rule 3526 of the PCAOB, as may be modified or supplemented.
The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits, including timing, risk assessments, locations and coverage, and any reliance by the independent registered public accounting firm on work performed by the internal auditors. The Audit Committee meets at least quarterly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. Annually, the Audit Committee reviews and approves the internal audit plan. Additionally, the Audit Committee periodically meets separately with each of the Chief Financial Officer and Chief Legal Officer of the Company.
The Audit Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval, approval in advance of all audit and non-audit services, and the rotation and selection of the lead audit partner every five years. In accordance with its Charter, the Audit Committee has reappointed KPMG LLP ("KPMG") as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2026, based on their overall qualifications, objectivity, significant experience and understanding of the Company’s operations, and their ability to deploy resources to match the Company’s global operations. Accordingly, in this proxy statement, the Board recommends the ratification of KPMG as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026.
In performing its review, the Audit Committee also considers the quality and effectiveness of KPMG’s communications with the Audit Committee and management; how effectively KPMG maintained its independence as demonstrated by exercising judgment, objectivity and professional skepticism; reports of the PCAOB and other available data regarding the quality of work performed by KPMG; KPMG’s tenure and experience as the Company’s auditor; and the geographic reach and expertise of KPMG to address the demands placed on an auditor by the global breadth of the Company’s business.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Securities and Exchange Commission.
Members of the Audit Committee

Wayne M. Rancourt (Chairman)
Melanie K. Cook
Ari B. Levy
J. Michael Nauman

Fees Paid to KPMG LLP

For fiscal years 2025 and 2024, the following fees were billed to us for the indicated services by KPMG LLP:

	2025	2024
Audit Fees	$2,163,195	$2,797,709
Audit-Related Fees	17,461	16,168
Tax Fees	64,236	43,362
All Other Fees	—	—
Total Independent Accountant’s Fees	$2,244,892	$2,857,239

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consist of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits.
Tax Fees. Consist of fees billed for professional services for tax compliance, tax consultation and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.
All Other Fees. Consist of fees for services other than the services reported above.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
During fiscal year 2025, all services by our independent registered public accounting firm were pre-approved or ratified by the Audit Committee in accordance with this policy.

Share Ownership Information
Beneficial Ownership
Except as otherwise noted, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 16, 2026 by: (1) each of the named executive officers in the Summary Compensation Table; (2) each of our directors and director nominees; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. All information with respect to beneficial ownership has been furnished to us by the respective director, director nominee, or executive officer, and in the case of five percent beneficial owner, as disclosed in a Schedule 13G or Schedule 13D as filed with the SEC. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or her or its name.

The following table lists the number of shares and percentage of shares beneficially owned based on 36,634,201 shares of common stock outstanding as of March 16, 2026. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. There were no shares of common stock subject to options outstanding within 60 days of March 16, 2026. No shares beneficially owned by the directors and named executive officers below are pledged as security.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Lakeview Opportunity Fund LLC (1)	3,265,752	8.9%
OLMA Capital Management Limited (2)	1,948,001	5.3%

Directors and Named Executive Officers:
Jeffrey S. Niew (3)	125,285	*
Ari B. Levy (1)	3,265,752	8.9%
J. Michael Nauman (3)	161,307	*
Wayne M. Rancourt (3)	233,255	*
Melanie K. Cook (3)	109,557	*
William C. Johnson (3)	112,733	*
James R. Ray (4)	1,038,515	2.8%
Andy Cheung (5)	302,435	*
Kristin S. Mathers (6)	155,694	*
Aneezal H. Mohamed	228,036	*

All directors and executive officers as a group (10 persons)	5,732,569	15.6%
* Denotes less than one percent.

(1) Information reported is based on Amendment No. 2 to Schedule 13D as filed with the SEC on February 9, 2026 on which Lakeview Opportunity Fund LLC, Lakeview Opportunity Fund GP, LLC, LIG Fund Management, LLC and Ari B. Levy (collectively, “Lakeview") reported that each of the reporting persons has shared power to vote and dispose of 3,265,752 shares of Common Stock. The address for Lakeview is 444 W. Lake Street, Suite 1900, Chicago, IL, 60606. On February 5, 2026, the Reporting Persons entered into a Support Agreement (the "Support Agreement") with the Company regarding the composition of the Board and certain other matters. Pursuant to the terms of the Support Agreement, the Company agreed to increase the size of the Board to seven (7) directors and appoint Ari B. Levy as a director of the Issuer. The Issuer also agreed to (i) nominate Mr. Levy for election at the Issuer's 2026 annual meeting of stockholders (the "2026 Annual Meeting") and (ii) appoint Mr. Levy to each of the Audit Committee and the Nominating, Governance and Sustainability Committee of the Board. Pursuant to the terms of the Support Agreement, during the Standstill Period (as defined below), the size of the Board shall not be increased to more than seven (7) directors. The Support Agreement also provides that if Mr. Levy ceases to be a director at any time prior to the expiration of the Standstill Period, and at such time the Reporting Persons beneficially own in the aggregate a net long position equal to at least the lesser of 4.5% of the Issuer's then-outstanding Shares and 1,652,912 Shares (such lesser amount, the "Minimum Ownership Threshold"), the Reporting Persons shall have the right to recommend a replacement candidate for appointment to the Board. Pursuant to the terms of the Support Agreement, the Reporting Persons agreed to, among other things, be present for quorum purposes and vote, at any annual or special meeting of stockholders of the Issuer or in connection with any solicitation of stockholder action by written consent (each a "Stockholders Meeting"), (i) for all directors nominated by the Board for election at such Stockholders Meeting, (ii) against any stockholder nominations for directors that are not approved and recommended by the Board for election at any such meeting, (iii) against any proposals or resolutions to remove any member of the Board, (iv) in favor of the appointment of the Issuer's auditor for the ensuing year, (v) in accordance with the Board's recommendation with respect to the Issuer's "say-on-pay" proposal (the "Say-on-Pay Proposal") and, if necessary, any "say-on-pay frequency" proposal in which the Board recommends "say-on-pay" votes occur once every year, and (vi) in accordance with the Board's recommendation with respect to any proposal providing for either a new Equity Incentive Plan or an amendment to the Issuer's current Equity Incentive Plan (collectively, the "EIP Proposal"); provided, however, that in the event Institutional Shareholder Services Inc. ("ISS") recommends otherwise with respect to the Say-on-Pay Proposal or the EIP Proposal, at any such Stockholders Meeting, the Reporting Persons shall be permitted to vote in accordance with the ISS recommendation. Notwithstanding the foregoing, the Support Agreement provides that the Reporting Persons shall be permitted to vote in their discretion on any other proposal to be approved by the Issuer's stockholders at any Stockholders Meeting held during the Standstill Period. The Support Agreement also includes, among other provisions, certain standstill commitments by the Reporting Persons, which extend until the earlier of (i) the 30th day prior to the advance notice deadline for making director nominations at the Issuer's 2027 annual meeting of stockholders under the Issuer's Amended and Restated Bylaws and (ii) 100 calendar days prior to the first anniversary of the 2026 Annual Meeting, unless the Support Agreement is terminated earlier due to the uncured material breach of a party (the "Standstill Period"). During the Standstill Period, the Reporting Persons agreed not to, among other things and subject to certain exceptions, (i) solicit proxies or written consents of stockholders to vote any Issuer securities, (ii) knowingly encourage, advise or influence any other person or knowingly assist any third party with respect to the giving or withholding of any proxy, (iii) present at any annual meeting or any special meeting of the Issuer's stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board, (iv) effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization, or other business combination involving the Issuer or substantially all of the assets of the Issuer, or (v) acquire cumulative ownership in excess of 14.99% of the outstanding Shares. For avoidance of doubt, the disclosure herein of the 3,265,752 shares held by Lakeview Opportunity Fund LLC and Mr. Levy are not separate holdings.

(2) Information reported is based on Schedule 13D as filed with the SEC on September 24, 2020 on which OLMA Capital Management Limited ("OLMA") reported sole voting and dispositive power over 1,948,001 shares of our common stock as of September 14, 2020. The address for OLMA is 7 Seville Place, Dublin, Ireland.

(3) Includes 75,472 shares held by each of Mr. Niew, Mr. Nauman, Mr. Rancourt, Ms. Cook and Mr. Johnson that vest on the first to occur of June 10, 2026 or the 2026 Annual Meeting of Stockholders. However, pursuant to the Amended and Restated 2020 Equity Incentive Plan, the Reporting Person may not sell any shares awarded for a minimum of one-year post-vesting.

(4) Includes 536,687 shares of restricted stock that vest in two installments on March 31, 2027 and March 31, 2028, or upon reaching “Rule of 66”, if Mr. Ray remains an employee of the company through such dates. However, pursuant to the Amended and Restated 2020 Equity Incentive Plan, the Reporting Person may not sell any shares awarded for a minimum of one-year post-vesting.

(5) Includes 19,099 shares of restricted stock that vest on December 31, 2026. Includes 120,755 shares of restricted stock that vest in two installments on March 31, 2027 and March 31, 2028, if Mr. Cheung remains an employee of the company through such date. The Company announced that Mr. Cheung has given notice of resignation from the Company effective April 15, 2026; as such, effective April 15, 2026, all unvested shares held by Mr. Cheung will be forfeited.

(6) Includes 9,072 shares of restrictive stock that vests on December 31, 2026. Includes 40,252 shares of restricted stock that vest in two installments on March 31, 2027 and March 31, 2028, if Ms. Mathers remains an employee of the company through such dates.

EXECUTIVE COMPENSATION
Compensation Policies and Practices

Our compensation philosophy is designed to attract and retain exceptional leaders who will deliver the Company’s annual business plan; execute our long-term diversification and growth strategy; create long-term shareholder value; and exceed the expectations of our customers, and employees. The Compensation Committee (as used in this section, the "Committee"), which is comprised entirely of independent directors, has a pay for performance philosophy that is reflected in our compensation plan designs, and places a majority of each executive officer’s total compensation at risk each year. Our compensation plans are designed to provide appropriate incentives to encourage the execution of our business plan and we defer the delivery of significant portions of incentive compensation in order to link the interests of management to long-term value creation for our stockholders. Incentive awards are based on short-term and long-term financial metrics, designed to encourage profitable innovation and growth, without encouraging excessive or unnecessary risk taking. To further mitigate risk taking, the Committee sets a minimum performance threshold and a maximum payment limit on incentive award opportunities each year and has adopted executive stock ownership guidelines, an anti-hedging policy, anti-pledging policy and a clawback policy.

Our executive compensation programs will continue to pay for performance and place considerable emphasis on variable compensation to align Named Executive Officer ("NEO") pay with long-term stockholder value creation. The Committee believes that the structure of our executive compensation program is appropriate and aligns with the Company's compensation philosophy and pay for performance program objectives.

Compensation Discussion and Analysis
Leadership Transitions

On March 26, 2026, Andy Cheung, Executive Vice President and Chief Financial Officer of the Company, notified the Company of his decision to resign from his position as Chief Financial Officer and from any and all other positions held with the Company and its subsidiaries and affiliates, effective April 15, 2026. In connection with Mr. Cheung’s resignation, the treatment of Mr. Cheung’s equity awards and other compensation and benefits will be governed by the terms of the applicable equity incentive plans, award agreements and any applicable agreements. Subject to the foregoing, the Company expects that all unvested equity awards and other unvested benefits held by Mr. Cheung will be forfeited and terminate as of the effective date of resignation.

Executive Summary

This Executive Summary provides an overview of the 2025 compensation programs for our NEOs and should be read in conjunction with the complete Compensation Discussion and Analysis (“CD&A”) in this report. For 2025, our NEOs included:

•James R. Ray, President and CEO;
•Andy Cheung, Executive Vice President and Chief Financial Officer;
•Aneezal H. Mohamed, Chief Legal Officer, Compliance Officer and Secretary; and
•Kristin S. Mathers, Chief Human Resource Officer.

Our compensation programs are designed to balance annual and long-term organizational goals with individual performance and contributions of the NEOs to ensure our executive compensation programs are closely aligned with the interests of our stockholders. The Committee uses multiple performance measures to ensure an appropriate mix of annual and long-term incentives and to avoid over-weighting the Company's short-term objectives. Each NEO has a significant portion of total compensation that is at-risk in any given year, and each NEO receives long-term cash and equity awards to encourage retention and further align their interests with those of our stockholders.

At our 2025 Annual Meeting of Stockholders held on May 15, 2025, the compensation of our NEOs was approved, on an advisory basis, by approximately 84.8% of our stockholders who voted on the matter. The Committee considered the results of this vote, which it viewed as strong investor support for our executive compensation philosophy and programs, but did not take any specific compensation actions in fiscal year 2025 in response to the executive compensation advisory vote. At the 2026 Annual Meeting of Stockholders, we will again hold an advisory vote to approve executive compensation. The Committee will continue to consider the results of this vote and future advisory votes, which we view as an important indicator of stockholder sentiment regarding our compensation philosophy, when contemplating executive compensation decisions and will continue to review and adjust our incentive programs, as appropriate, to align with our stockholders' interests.

Compensation Philosophy, Objectives and Process

Compensation Philosophy and Objectives

Our executive compensation programs are designed to align total compensation with the Company’s financial performance and each NEO’s individual experience, performance, and proficiencies while also supporting our ability to attract, motivate, and retain NEOs capable of operating profitably throughout each business cycle. Each NEO has a substantial portion of total compensation at risk in any given year, and each NEO receives long-term cash and equity awards to closely align their realized compensation with changes in stockholder value. This multi-year framework of cash and equity awards closely links total compensation to the creation of stockholder value and aligns the interests of our NEOs with those of our stockholders, while also managing share usage.

The specific objectives of our executive compensation program include:

•Attracting and retaining highly qualified executives who will embrace our strategy and values, and contribute to our long-term success;
•Linking executive compensation to the achievement of our short- and long-term financial, operation and strategic objectives;
•Aligning executive compensation with each executive’s individual contributions, performance, and scope of responsibility; and
•Fostering a culture of performance and accountability that drives best-in-class performance.

The Committee has structured and refined our executive compensation programs based on these objectives, while also considering the long term, cyclical nature of our industry. We seek to balance the consideration of those measures that our NEOs directly influence with the cyclical market forces that the Company and its executives cannot control. Our executive compensation program generally includes both annual and long-term incentive opportunities, and provides for cash and equity-based awards, as well as salary and benefit programs that are competitive within our industry and revenue scope. The Committee is committed to paying executives for performance and rewarding an increase in long-term stockholder value, while discouraging excessive risk taking. The Committee considers a number of factors when setting total compensation including individual performance and skill set, industry benchmarks, market conditions, current business challenges, and long-term strategic objectives. The Committee intends to continue to implement a compensation philosophy that places a greater emphasis on at-risk compensation tied to long-term performance.

Our compensation philosophy is represented by those practices we support and those that we avoid, as detailed below.

What We Do	What We Don’t Do
We align pay with performance	We do not guarantee salary increases
We enforce share ownership policies	We do not offer a supplemental executive retirement program
We enforce non-competition and non-solicitation provisions	We do not offer perquisites for our NEOs that differ materially from benefits available to our employees
We employ an independent executive compensation consultant, reporting directly to the Committee and provides no other services to CVG	We do not provide tax gross ups for any benefits or perquisites or in our Change in Control Agreements
We have a formal clawback policy, anti-hedging and anti-pledging policy	We do not permit hedging of our securities or the pledging of our securities as collateral for loans
We reward actions that increase long-term stockholder value and discourage excessive risk taking	We do not permit holding our securities in margin accounts

We set performance targets for our annual cash incentive compensation program such that NEOs receive their targeted annual compensation only if our predetermined performance targets are achieved. When performance exceeds the pre-determined targets, total compensation will be above targeted levels and when performance is below the pre-determined targets, total compensation will be below targeted levels. In 2025, the $6.5M funding trigger required to activate the Annual Incentive Plan was not met so this resulted in no bonus payout to NEOs.

Compensation Process

In 2025, the Committee considered the following factors as part of the process by which it made executive compensation determinations:

•Our actual versus targeted performance against Operating Income Margin, Operating Working Capital, and Revenue;
•Achievement of certain financial metrics and operational outcomes;
•The accelerated execution of the Company's long-term diversification and growth strategy;
•Evaluations of individual NEO’s competencies, performance and contributions; and
•The competitiveness of executive compensation as compared to our compensation peer group, as well as data compiled by our independent compensation consultant, Meridian. This analysis is performed on a periodic basis by Meridian. A full study was conducted in November 2024 that was used for setting 2025 pay levels, and the 2025 pay levels were not adjusted from 2024 pay levels. These studies are based on a peer group consisting of industrial companies of comparable size, as described below.

Compensation Structure

Compensation Levels and Benchmarking

The Committee engaged Meridian to assist with a periodic review and analysis of compensation data for comparable positions in similarly sized general manufacturing companies. The analysis used for 2025 benchmarking purposes was prepared by Meridian in November 2024 and incorporated data from third party proprietary compensation surveys in addition to proxy data from the published peer group. The examination and comparison of this compensation data is an important component of the Committee’s review but does not serve as the sole basis for compensation decisions, and no formulaic methodology is used by the Committee when referring to such data in connection with executive compensation decisions.

Our compensation peer group has mirrored the TSR peer group for our long term incentive plan goals since 2023 and is listed below:

Astec Industries, Inc.	Motorcar Parts of America, Inc.
Blue Bird Corporation	Myers Industries, Inc.
Columbus McKinnon Corporation	NN Inc.
Cooper-Standard Holdings Inc.	Standard Motor Products, Inc.
EnPro Industries, Inc.	Stoneridge, Inc.
Federal Signal Corporation	Superior Industries International Inc.
Gentherm Incorporated	The Shyft Group, Inc.
L.B. Foster Company	Wabash National Corporation
Modine Manufacturing Company

For 2025, the Committee generally targeted base salaries, target annual cash incentives, and long-term incentives for our NEOs within a reasonable range of the 50th percentile or market median. As a result, target total cash compensation (salary and target annual cash incentives) and target total direct compensation (salary, target annual cash incentives and long-term incentives) are expected to be meaningfully above market median for our NEOs only if actual performance exceeds targeted performance goals, consistent with our pay for performance philosophy.

The Committee believes this pay philosophy, with market-based pay and an emphasis on at-risk compensation, supports the attraction and retention of high caliber executives in an increasingly competitive market for executive talent.

Compensation Elements - Overview

The three principal compensation components for our NEOs include:

•Base Salary;
•Annual Incentive Compensation; and
•Long-term Incentive Compensation.

Compensation Mix

We use the principal components of compensation described above to provide retention value, at-risk compensation, and an equity stake designed to align NEO and stockholder interests. Our policy for allocating between fixed and incentive compensation, and between cash and equity-based awards, is based on the following general principles:

•We embrace a pay for performance philosophy that ties the majority of executive pay to performance, requires performance at a threshold level in order to qualify for incentive awards, caps maximum award payouts, and puts the majority of executive compensation at risk each year;
•Each NEO has a significant proportion of total compensation in the form of long-term incentives, with multi-year vesting of both equity-based awards and long-term cash performance awards (with value linked to stock price, but settled in cash to reduce dilution levels) to encourage their retention and align their interests with that of our stockholders; and
•We seek an appropriate mix of annual and long-term incentive opportunities that reflect the cyclical nature of our industry and encourage both performance and retention.

Our NEOs’ compensation is weighted towards variable incentives that provide award opportunities based on our annual and long-term performance. The Committee believes this pay mix motivates our NEOs to achieve results that support our strategic objectives and create long-term stockholder value without encouraging excessive risk taking.

Pay for Performance

Pay for performance is one of the primary objectives of our compensation philosophy. Consistent with this philosophy, 82% of our CEO’s ongoing target compensation and 64% of our other NEOs’ target compensation opportunity (on average) is variable, or “at risk”.

The graphic below shows base salaries, target annual incentive (“AIP”) opportunities under the Bonus Plan, and target LTI opportunities under the LTIP as a percentage of 2025 target total compensation opportunities for our current NEOs.

The specific relationship of base salary to incentive compensation varies depending upon the scope of each NEO’s position, prior experience, time in the industry, and time in the role; but consistently reflects the Committee’s philosophy of collectively weighting target AIP and LTI opportunities more heavily than base salary.

Compensation Elements

Salary

We provide a salary to our NEOs to compensate them for their services during the year. Salaries are designed to be competitive with other comparable executive officer salaries, and in the case of new hires, to attract high quality executive talent using the Committee’s discretion and judgment. The Committee sets base salaries based on market competitiveness, the NEOs’ specific roles and responsibilities, experience, expertise and individual performance throughout their tenure. Salaries are reviewed annually by the Committee and periodic adjustments are made based on the factors noted above, as well as input from the President & CEO with respect to his direct reports, and comparator data from comparator organizations and compensation surveys. However, there is no specific formula applied to the factors noted above and annual increases are not guaranteed. The Committee believes the salaried paid to our NEOs in 2025 was consistent with the salaries paid to similarly situated executive officers of companies in the compensation peer group and published survey data.

The 2025 base salary of our NEOs was as follows:

NEO	2025 Base Salary	2024 Base	YoY Change
Mr. Ray	$900,000	$900,000	0%
Mr. Cheung	$480,000	$480,000	0%
Mr. Mohamed	$385,000	$385,000	0%
Ms. Mathers	$380,000	$380,000	0%

As detailed above, no changes were made to the base salary for our NEOs from 2024 to 2025.

Annual Incentive Compensation

Annual incentive compensation, payable under the Bonus Plan, is designed to reward NEOs for the achievement of financial targets tied to our annual business plan. Target annual incentive award opportunities are determined as a percentage of each NEO’s salary for the fiscal year and are tied to the achievement of predetermined financial performance targets, with the Committee having the discretion to increase or decrease individual awards based on the performance and contributions of each NEO.

On March 5, 2025, the Committee approved 2025 financial performance goals for the Commercial Vehicle Group Bonus Plan (the "Bonus Plan") based on our business plan and strategic objectives.

The 2025 target award opportunity under our Bonus Plan, which are unchanged from 2024, for our NEOs was as follows:

NEO	Percentage of Salary
Mr. Ray	100%
Mr. Cheung	65%
Mr. Mohamed	75%
Ms. Mathers	60%

The Committee adopted objective financial performance metrics for the Bonus Plan, including Revenue, Operating Income Margin, and Operating Working Capital as a Percent of Sales. Revenue correlates to the emphasis the Company's business plan places on strong customer relationships that maintain current, profitable market share and diversify top-line growth. Operating Income Margin was selected based on the high correlation to Total Stockholder Return. Operating Working Capital as a Percent of Sales was selected to encourage the efficient and profitable use of capital in business operations. Performance metrics were established on a consolidated basis to promote high level collaboration across the enterprise and 100% of the total award opportunity for our NEOs was tied to financial performance.

The Committee also approved 2025 threshold, target, and superior performance goals, and corresponding award opportunities for the Bonus Plan. Intermediate payout goals are established above and below target to flatten the payout curve, with performance between any points calculated using straight line interpolation. For each component, achievement of threshold performance is required to receive an award for that metric, but only after meeting or exceeding the operating income hurdle. This hurdle is set at half of the operating income of the annual plan; with the 2025 hurdle being set at $6.5M.

The following table summarizes the consolidated performance goals and actual performance for 2025.

2025 Bonus Plan Performance
Consolidated Metric (Weighting)	Threshold	Target	Superior	Actual
Operating Income Margin (60%)	$6.5M	$13.1M	$20.2M	$4.8M
Revenue ($ Millions) (20%)	$675.4M	$711.0M	$746.6M	$649.9M
Operating Working Capital (20%)	23.8%	22.8%	20.8%	23.7%
Calculated Payout for Performance	50%	100%	200%	zero

Award funding under the Bonus Plan for each metric is independent; however, the payout trigger must be met before any payout under the plan is activated. The 2025 Operating Income trigger was $6.5M, equal to the operating income margin threshold illustrated above. In fiscal 2025, the actual operating income result was $4.8M; which was not sufficient to activate any payment under the annual incentive program; therefore the payout was zero as follows:

NEO	Payment Amount	Percentage of Annual Target	Payment Date
Mr. Ray	$0.00	N/A	N/A
Mr. Cheung	$0.00	N/A	N/A
Mr. Mohamed	$0.00	N/A	N/A
Ms. Mathers	$0.00	N/A	N/A

Long-Term Incentives

The Company's long-term incentive plan ("LTIP") is designed to recognize and reward executive officers for efforts related to the long-term growth and success of the Company. The 2020 Equity Incentive Plan plan permits grants of various types of equity-based awards, including stock options, stock-settled stock appreciation rights, restricted stock, restricted stock units, performance shares and units, and other equity-based and cash awards, at the discretion of the Committee. This range of available awards provides the Committee the flexibility to grant appropriate types of awards under different circumstances, depending on our needs and the relative importance of compensation objectives as they may change from time to time.

As designed, our long-term incentive plan generally includes equity-based awards in the form of time-based restricted stock, which vests ratably over three years. The Committee continues to believe restricted stock is an appropriate element of long-term compensation because it serves as a retention incentive for the current management team whose skills and experience are desirable and sought after within the industry. Restricted stock also aligns the NEOs' interests directly with those of the stockholders, as the NEOs will realize greater or lesser value based on stock price changes during the vesting period which will parallel the interests of our stockholders over the same period. The restricted share component of the LTIP represented 40% of the total opportunity for plan participants in 2025.

On March 5, 2025, the Committee approved awards for each NEO. The target for Mr. Ray was set at $3,200,000. The target for Mr. Cheung was set at 150% of base salary. The target for Mr. Mohamed was set at 100% of base salary. The target for Ms. Mathers was set at 90% of base salary.

The Committee believes the LTIP design, which puts at least 50% of the award at risk and ties the performance award to stock price outcomes is consistent with our philosophy of placing greater emphasis on long-term and at-risk incentive compensation to encourage a long-term view that supports the creation of stockholder value.

The 2025 Long Term Incentive Plan provided for participants to earn cash awards based on the greater of either EBITDA performance or stock price performance. The EBITDA component is measured at the end of each year (the “EBITDA Performance Period”) and weighted as 1/3 of the potential EBITDA payout for the performance period. EBITDA, for any period means Earnings Before Interest, Taxes, Depreciation, and Amortization, a financial metric that measures the Company's operational profitability by excluding non-operating expenses and non-cash items. The stock price component will be measured beginning on the first day of month-19 (July 1, 2026) through the last day of month-36 (December 31, 2027) (the “Stock Price Performance Period”). For the 2025 plan year, the performance goals and performance periods used for calculating the potential payout are set forth below.

Potential payouts under the 2025 cash performance awards may range from 0% to 200% of target and payouts are determined based on straight line interpolation between the performance levels shown below. The 2025 LTI award values were granted on March 31, 2025 and will vest on December 31, 2027 and follow a three-year performance period from January 1, 2025 through December 31, 2027.

The 2025 LTIP award for Messrs. Ray, Cheung, Mohamed and Ms. Mathers was weighted between time-based restricted stock (40%) and cliff vested restricted cash awards (60%) under the plan design as described above.

Ms. Mathers and Messrs. Mohamed and Cheung were eligible for a restricted cash award for the LTI period commencing January 1, 2023 and vesting on December 31, 2025. The vested award was 0% of target, based on relative TSR performance measured against the comparator group in place at the time the 2023 awards were established. The vested award was 200% of target, based on ROIC goal that was a one year measure in 2023. There was no payment for TSR results but there was a payment for ROIC results to Ms. Mathers and Messrs. Mohamed and Cheung and this is reflected in the Summary Compensation Table.

Ms. Mathers and Messrs. Ray, Cheung, and Mohamed are entitled to participate in any employee benefit plan the Company has adopted or may adopt for the benefit of its employees generally, including the Commercial Vehicle Group, Inc. Deferred Compensation Plan, subject to satisfying applicable eligibility requirements. Additionally, each of them may receive certain payments and benefits upon termination, which are detailed in the "Post-Termination Payments" section below.

Timing of Equity Grants

We did not grant any stock options or stock appreciation rights during 2025. If the Committee elects to grant stock options or SARs in the future, the Committee will endeavor to make such grants effective when the Company is not otherwise in possession of material nonpublic information. The Committee did not time the disclosure of material, nonpublic information for the purpose of affecting the value of stock-based compensation grants in 2025.

Adjustment or Recovery of Awards

Our Board has adopted a Clawback Policy, which complies with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 of the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess compensation (all or a portion of the compensation vested, awarded, or received under any bonus award, short-term incentive award, time-based equity award (including any award of restricted stock, performance shares, phantom stock, deferred stock units or RSUs) or other award during the period subject to restatement) received by any covered executive, including our NEOs and Section 16 officers, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the compensation been determined based on the restated financial statements. A copy of the Clawback Policy is posted on our website at www.cvgrp.com.

Risk Assessment

The Committee mitigates risk related to CVG's compensation programs and policies through periodic market benchmarking, capped incentive award opportunities that are tied to multiple performance metrics measured over multiple timeframes, stock ownership requirements, anti-hedging and anti-pledging policies, insider trading policy, a clawback policy, and oversight by independent, non-employee directors who meet in executive session and utilize independent external compensation advisors. Potential payouts under the incentive plans are modest as a percentage of revenue and income, and NEOs must deliver a minimum threshold performance in order to receive a payout. The Committee believes that our compensation philosophy and structure do not create risks that are reasonably likely to have a material adverse effect on CVG.

Consideration of Prior Amounts Realized

The Committee does not consider prior stock compensation gains in setting future compensation levels. The Committee believes this practice is consistent with our philosophy of providing future opportunities to executive officers in exchange for our future financial and stockholder return performance.

Post-Termination Payments

Change-in-Control Agreements

Mr. Ray is party to a Change in Control Agreement executed in December 2023. Mr. Mohamed is party to a Change in Control Agreement executed in October 2014. Ms. Mathers is party to a Change in Control Agreement executed in December 2021. Mr. Cheung is party to a Change in Control Agreement executed in December 2022.

The Change-in-Control Agreements specify severance payments in the event of certain employment termination scenarios both before and following a Change-in-Control of the Company. The agreements generally provide the following:

Mr. Ray
•Termination without Cause or by the executive for Good Reason in the absence of a Change-in-Control: Any annual incentive based on actual performance earned with respect to the previous calendar year but unpaid as of the employment termination date; a prorated amount of the annual incentive for the calendar year in which the termination occurs; and salary continuation severance pay at the base salary rate for an additional 24 months.
•Termination without Cause or by the executive for Good Reason within 13 months of a Change-in-Control: Any annual incentive based on actual performance earned with respect to the previous calendar year but unpaid as of the employment termination date; a prorated amount of the annual incentive for the calendar year in which the termination occurs; the amount of any earned but unpaid portion of any incentive compensation, or any other fringe benefit to which the executive is entitled under the agreement through the date of the termination as a result of the Change-in-Control; an amount equal to the base salary rate for an additional 24 months plus target annual bonus plus COBRA payments for 18 months and immediate vesting of all restricted stock awards.
•Non-compete and non-solicitation provisions that continue for 12 months following termination of employment.
•The agreement does not provide for any tax gross up payments.

Mr. Cheung
•With Mr. Cheung resignation from the Company effective April 15, 2026, disclosed elsewhere in this proxy statement, Mr. Cheung forfeited his right to any post-termination payments or severance payments.

Mr. Mohamed, and Ms. Mathers,
•Termination without Cause or by the executive for Good Reason in the absence of a Change-in-Control: Any annual incentive based on actual performance earned with respect to the previous calendar year but unpaid as of the employment termination date; a prorated amount of the annual incentive for the calendar year in which the termination occurs; and salary continuation severance pay at the base salary rate for an additional 12 months.
•Termination without Cause or by the executive for Good Reason within 13 months of a Change-in-Control: Any annual incentive based on actual performance earned with respect to the previous calendar year but unpaid as of the employment termination date; a prorated amount of the annual incentive for the calendar year in which the termination occurs; the amount of any earned but unpaid portion of any incentive compensation, or any other fringe benefit to which the executive is entitled under the agreement through the date of the terminations as a result of the Change-in-Control; an amount equal to the sum of the executive’s base salary plus the average annual incentive received over the last three fiscal years, plus any medical, financial and insurance coverage provided under the annual compensation plan; and accelerated vesting of all outstanding stock options and restricted stock or cash awards.
•Non-compete and non-solicitation provisions that continue for 12 months following termination of employment.
•The agreements do not provide for any tax gross up payments.

Severance payments under these agreements will end immediately if the executive is in violation of any of the obligations under the agreement or if we learn of any facts relating to the executive’s job performance or conduct that would have given us cause to terminate an executive's employment. Payments under Messrs. Ray, Mohamed, and Ms. Mathers Change-in-Control Agreements are subject to applicable delay periods for benefits that constitute non-qualified deferred compensation under Section 409A of the Internal Revenue Code.
As defined in the Change-in-Control Agreements, “Cause” generally means (1) dishonesty in carrying out company business; (2) engaging in acts injurious to us; (3) willful failure to follow Board directives; (4) illegal conduct or gross misconduct; (5) breach of the employment agreement or Change-in-Control Agreement; (6) violation of our code of conduct; or (7) a felony or certain misdemeanors.

“Good Reason” means (1) a material change in duties and responsibilities; (2) reduction in base salary or failure to increase salary following a change-in-control; (3) relocation outside the Columbus, Ohio metropolitan area; (4) material reduction of incentive opportunities; (5) failure to provide substantially similar benefits following a Change-in-Control; (6) failure of successor to assume the Change-in-Control Agreement; (7) request that executive engage in illegal conduct; or (8) breach of the Change-in-Control Agreement.

“Change-in-Control” means (1) change in more than 50% of beneficial ownership of CVG; (2) change in more than a majority of voting shares following any transaction; (3) change in more than half of the Board over two consecutive years, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors of the Company representing at least one-half of the directors then in office who were directors at the beginning of the period; or (4) sale of all, or substantially all, of our assets.

The potential payments that result from these various events are set forth below in the section entitled “Potential Payments upon Termination or Change-in-Control.” The Committee believes the use of these agreements provides an important retention incentive for the NEOs primarily in the context of potential corporate transactions.

Retirement Plans
We sponsor tax-qualified employee savings and retirement plans (collectively the “401(k) Plan”) that cover most employees who satisfy certain eligibility requirements relating to minimum age and length of service. Under the 401(k) Plan effective at December 31, 2025, eligible employees, including our NEOs, may elect to contribute between 1% and 5% of their annual compensation and receive a Company matching contribution of 100% of the first 3% of employee contributions, and 50% of the next 2% of employee contributions. All matching dollars vest immediately under CVG's 401(k) Plan. The matching amounts received by the NEOs in 2025 are set forth below in the “All Other Compensation” column of the “Summary Compensation Table". The 401(k) Plan and the non-qualified Deferred Compensation Plan described below represent the only sources of retirement income provided by the Company for the NEOs.

Deferred Compensation Plan
We have a Deferred Compensation Plan (the “Deferred Plan”) for NEOs, and other key employees, primarily for the purpose of retention and recruitment. The Deferred Plan allows for pre-tax deferrals of compensation and provides for the assets to accumulate on a tax-deferred basis for the purpose of supplementing retirement income but does not include a Company match. Eligible participants may defer up to 80% of their base salary and/or up to 100% of their eligible annual incentive. Election deferrals must be made annually and before the compensation is earned. Participants make elections on the length of the deferral period at the same time they make the deferral election. Participants make investment choices from a selection of investment options similar to the 401(k) Plan. Distributions under the plan may be made as a lump sum or annual installments over periods of up to 15 years as determined at the time of deferral by the participant. Additional distribution triggers include termination of employment, disability, death, unforeseeable emergency or a change-in-control.

Stock Ownership Guidelines and Hedging Policies
Our stock ownership guidelines, as established by the Committee, requires executive officers and directors to hold shares of common stock with a value equal to: (a) five times annual base salary for the President & CEO; (b) three times annual base salary for the Chief Financial Officer; (c) two times annual base salary for all NEOs, and (d) five times the annual cash retainer for all members of the Board. Compliance is calculated annually, on the last trading day of each fiscal year. Compliance is determined using the share price as of calendar year end, or a three-year average share price as of calendar year end, whichever is higher. There is no mandated time frame by which the officers and directors must meet the ownership guidelines, but covered persons may not sell any shares until compliance is reached, other than, with respect to executive officers, the voluntary forfeiture of shares to satisfy annual tax withholding obligations associated with vested shares. Under the Amended and Restated 2020 Equity Incentive Plan, executive officers and directors may not sell any shares awarded for a minimum of one-year post-vesting and until compliance with the stock ownership guidelines is reached, except that executive officers may elect to choose the voluntary forfeiture of shares to satisfy annual tax withholding obligations associated with vested shares.

We maintain a policy that prohibits directors, executive officers and employees from engaging in any type of hedging transactions or from holding our securities in a margin account or pledging our securities as collateral for a loan. A director, executive officer or employee may seek prior approval from the Board to pledge securities as collateral for a loan (but not for margin accounts) if the director, executive officer or employee can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. This policy is posted on our website at www.cvgrp.com.

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s 2025 Annual Report on Form 10-K and Proxy Statement.

Melanie K. Cook (Chairperson)
Jeffrey S. Niew
Wayne M. Rancourt

The following table summarizes the compensation of the NEOs for the years ending December 31, 2025, 2024 and 2023. The NEOs are the Company’s president and chief executive officer; chief financial officer; chief legal officer, compliance officer and corporate secretary; chief human resource officer; and, if applicable, the next most highly compensated executive officer, as detailed in the table below.

2025 Summary Compensation Table ("SCT")
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Incentive Plan Compensation ($) (3)	Discretionary Bonus ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
James R. Ray (1)	2025	879,231	3,059,120	—	—	—	11,077	3,949,428
President and Chief Executive Officer and Director	2024	900,000	1,070,000	—	—	—	13,800	1,983,800
	2023	10,385	1,521,843	—	—	—	362,359	1,894,587

Andy Cheung (1)	2025	468,923	208,302	—	90,833	—	10,367	778,425
Chief Financial Officer	2024	479,424	368,420	—	—	—	13,800	861,644
	2023	450,000	388,199	506,903	—	—	13,200	1,358,302

Aneezal H. Mohamed (1)	2025	376,116	111,383	—	—	—	8,885	496,384
Chief Legal Officer, Compliance Officer and Secretary	2024	381,434	190,225	—	—	—	13,800	585,459
	2023	367,904	182,734	552,887	—	—	13,200	1,116,725

Kristin S. Mathers (1)	2025	371,231	98,944	—	—	—	5,846	476,021
Chief Human Resource Officer	2024	379,632	174,999	—	—	—	13,800	568,431
	2023	357,143	141,912	312,703	—	—	13,200	824,958

(1)    Messrs. Ray, Cheung, and Mohamed and Ms. Mathers were designated as NEOs in 2025, 2024, and 2023.
(2) The amounts shown for Ms. Mathers and Messrs. Cheung, and Mohamed for 2025 represents the closing stock price of CVGI stock on the grant date of March 31, 2025, or $1.15. The 2025 awards for Messrs. Cheung and Mohamed and Ms. Mathers, were based on the average closing price of CVGI stock for twenty (20) trading days prior to the grant on March 31, 2025, or $1.63. The amount shown for Mr. Ray for 2025 represents the closing stock price of CVGI stock on the grant date of June 10, 2025, or $1.52. The award for Mr. Ray was based on the average closing price of CVGI stock for twenty (20) trading days prior to the grant on June 10, 2025, or $1.38. Mr. Ray received awards of performance rights granted on June 10, 2025 that, if and when earned and vested, will convert to 603,774 shares. Vesting may range from 0% to 200% of the target shares based on performance; if earned and vested, the performance rights convert to CVGI stock following the end of the respective three-year performance period that concludes on December 31, 2027. Amounts are based on grant date fair value of $3.04.

The amounts shown for Ms. Mathers and Messrs. Cheung and Mohamed for 2024 represents the closing stock price on the grant date of March 28, 2024, or $6.43. The 2024 awards for Ms. Mathers and Messrs. Cheung and Mohamed were based on the average closing price of CVGI stock for twenty (20) trading days prior to the grant on March 28, 2024, or $6.28. Mr. Ray received awards of performance rights granted on March 28, 2024 that, if and when earned and vested, will convert to 140,060 shares. Vesting may range from 0% to 200% of the target shares based on performance; if earned and vested, the performance rights convert to CVGI stock following the end of the respective three-year performance period that concludes on December 31, 2026. Amounts are based on grant date fair value of $6.43.

The amount shown for Ms. Mathers, and Messrs. Cheung, and Mohamed for 2023 represents the closing stock price on the grant date of March 31, 2023, or $7.30. The 2023 awards for Ms. Mathers and Messrs. Cheung, and Mohamed, were based on the average closing price of CVGI stock for twenty (20) trading days prior to the grant on March 31, 2023, or $7.14. The amount shown for Mr. Ray for 2023 represents the closing stock price on the grant date of December 20, 2023, or $7.10. Mr. Ray's 2023 award was based on the average closing price of CVGI stock for twenty (20) trading days prior to the grant on December 20, 2023, or $6.63.

(3) There is no amount shown for Messrs. Ray, Cheung, Mohamed and Ms. Mathers for 2025 and 2024 as the Committee exercised negative discretion and decided no annual incentive bonuses would be paid to our NEOs in 2026 or 2025 for the calendar years 2025 and 2024, respectively, under the Commercial Vehicle Group Bonus Plan.

The amounts shown for Messrs. Cheung, and Mohamed and Ms. Mathers for 2023 represent an incentive earned in 2023 and paid in 2024 under the Commercial Vehicle Group Bonus Plan. The amounts shown for Mr. Mohamed includes the LTI amount of $69,701 earned in 2023 and paid in 2024 for the award period January 1, 2021 through December 31, 2023.

(4) The amount shown for Mr. Cheung represents a bonus for acting as the President of Trim Systems and Components during a portion of 2025.
(5) Messrs. Ray, Cheung, and Mohamed and Ms. Mathers elected not to participate in the Deferred Plan in 2025.

(6) For our NEOs, All Other Compensation total includes company contributions to retirement plans, relocation and temporary travel/lodging expenses paid in 2025, if any, as detailed in the 2025 All Other Compensation Table below.

2025 All Other Compensation Table

Name	Consulting Fees ($)	Severance Wages ($)	Company Contributions to Deferred Compensation and 401 (k) Plans ($) (1)	Relocation and Temporary Travel/Lodging Expenses ($)	Independent Contractor Wages and Director Fees ($)	Total ($)
James R. Ray	—	—	11,077	—	—	11,077
Andy Cheung	—	—	10,367	—	—	10,367
Aneezal H. Mohamed	—	—	8,885	—	—	8,885
Kristin S. Mathers	—	—	5,846	—	—	5,846

(1) Represents our matching contributions equal to 100% of the first 3%, and 50% of the next 2% of the participant’s contribution relating to the 401(k) Plan in 2025.

The following table provides information regarding estimated possible payouts in dollars under the 2025 incentive plans:

2025 Grants of Plan-Based Awards

			Estimated Future and Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Share Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
James R. Ray	N/A	(1)	33,750	900,000	1,800,000	—	—	—	—	—
	3/31/25	(2)	480,000	960,000	1,920,000	—	—	—	—	—
	3/31/25	(4)	—	—	—	480,000	960,000	1,920,000	—	—
	6/10/25	(5)	—	—	—	—	—	—	805,031	1,223,647

Andy Cheung	N/A	(1)	18,000	480,000	960,000	—	—	—	—	—
	3/31/25	(2)	216,000	432,000	864,000	—	—	—	—	—
	3/31/25	(3)	—	—	—	—	—	—	181,132	208,302

Aneezal H. Mohamed	N/A	(1)	14,438	385,000	770,000	—	—	—	—	—
	3/31/25	(2)	115,500	231,000	462,000	—	—	—	—	—
	3/31/25	(3)	—	—	—	—	—	—	96,855	111,383

Kristin S. Mathers	N/A	(1)	14,250	380,000	760,000	—	—	—	—	—
	3/31/25	(2)	102,600	205,200	410,400	—	—	—	—	—
	3/31/25	(3)	—	—	—	—	—	—	86,038	98,944

(1)"N/A" refers to the lack of a specific grant date for the annual incentive opportunity. See the “Compensation Discussion and Analysis - Annual Incentive Compensation” for a description of the 2025 metrics for the Commercial Vehicle Group Bonus Plan. These amounts represent potential payouts under the Bonus Plan in 2025. As indicated in the “Summary Compensation Table” under the column titled “Incentive Plan Compensation", and disclosed in more detail in the Compensation Discussion and Analysis section, the Committee exercised negative discretion and no bonus was paid to our NEOs for the year 2025.

(2)See "Compensation Discussion and Analysis - Long Term Incentives" for a description of the cash performance awards. These amounts represent potential payouts under the cash performance awards granted on March 31, 2025 under the 2020 Equity Incentive Plan. Messrs. Ray, Cheung, Mohamed and Ms. Mathers' awards will be earned and payable, if the performance metrics are met, following the end of the three-year performance period that concludes on December 31, 2027.

(3)Represents the restricted stock awarded on March 31, 2025 under the 2020 Equity Incentive Plan. Mr. Mohamed's awarded shares fully vested in 2025 due to the rule relating to vesting upon attaining retirement age.

(4)Represents performance shares awarded for Mr. Ray on June 10, 2025. Awarded shares were issued in the form of performance shares tied to EBITDA performance or stock price performance. The performance shares will be earned and payable in CVGI stock, if the performance metrics are met, following the end of the three-year performance period that concludes on December 31, 2027.

(5)Represents the restricted stock awarded on June 10, 2025 under the 2020 Equity Incentive Plan.

The following table shows the number of shares covered by unvested restricted stock held by the NEOs on December 31, 2025, calculated using the closing stock price of $1.44 on December 31, 2025:

Outstanding Equity Awards at Fiscal 2025 Year-End

Name	Note	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James R. Ray		877,397	1,263,452	—	—
	(2)	—	—	743,834	1,071,121

Andy Cheung	(3)	200,231	288,333	—	—

Aneezal H. Mohamed	(4)	—	—	—	—

Kristin S. Mathers	(5)	95,110	136,958	—	—

(1) Represents two-third of unvested stock issued in December 2024 which will ratably vests on December 31, 2026 and 2027.
(2) Represents performance shares granted on June 10, 2025 and March 28, 2024, respectively, at the target amount of 603,774 and 140,060 shares, respectively, that may range from 0% to 200% based on performance, which become earned and payable in CVGI stock, if the performance metrics are met, following the end of the three-year performance period that concludes on December 31, 2027 and December 31, 2026, respectively.
(3) Includes 19,099 shares of restricted stock issued in March 2024 that will vest on December 31, 2026. Includes 181,132 shares of restricted stock issued in March 2025 that vest in three equal installments on March 31, 2026, 2027 and 2028. Mr. Cheung has given notice of resignation to the Company effective April 15, 2026, and as such, all of Mr. Cheung's unvested shares will be forfeited effective that date.
(4) Mr. Mohamed's unvested shares fully vested in September 2025 due to the rule relating to vesting upon attaining retirement age.
(5) For Ms. Mathers, 27,216 unvested shares were issued March 2024 which vested ratably on December 31, 2024 and 2025 and the remainder will vest on December 31, 2026. In March 2025, Ms. Mathers received 86,038 unvested shares which will vest ratably on March 31, 2026, 2027, and 2028.

The following table shows the number of shares of common stock acquired by the NEOs upon the vesting of restricted stock during 2025:

2025 Option Exercise and Stock Vested Table (1)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James R. Ray	72,365	104,206
Andy Cheung	48,073	69,225
Aneezal H. Mohamed	96,855	164,654
Kristin S. Mathers	15,552	22,395

(1)CVG stock options have not been awarded.
(2)Calculated using the closing price of CVGI shares as of the vesting date. In the case of Mr. Mohamed, the closing price of CVGI shares on September 30, 2025 was $1.70. In the case of Messrs. Ray, Cheung, and Ms. Mathers, the closing price of CVGI shares on December 31, 2025 was $1.44.

The 2025 Deferred Compensation Table has been omitted because the NEOs did not contribute to or participate in the Company's Deferred Compensation Plan in 2025. Additionally, the Company does not provide matching dollars under the Deferred Compensation Plan.

The table below shows the compensation payable to each NEO upon the occurrence of the following events: voluntary termination or involuntary for cause termination; death or disability; retirement; involuntary not for cause termination; change-in-control, and change-in-control and termination within thirteen months. The amounts shown assume that each event was effective as of December 31, 2025 and are estimates of the amounts which would be paid out to the NEOs upon their termination.

The actual amounts to be paid to each NEO can only be determined at the time of such person’s separation.

Potential Payments Upon Termination or Change in Control Table

Executive	Voluntary Termination or Involuntary for Cause Termination ($)	Death or Disability ($)	Retirement ($)	Involuntary not for Cause Termination ($)	Change-in-Control ($)	Change-in-Control and Termination Within Thirteen Months ($)(2)
James R. Ray
Severance Payment (1)	—	900,000	—	1,800,000	—	2,700,000
Restricted Stock (3)	—	1,263,452	1,263,452	1,263,452	—	1,263,452
Stock Performance Award (4)		—	2,142,242	2,142,242	2,142,242	2,142,242
Cash Performance Award (5)	—	—	608,465	608,465	608,465	608,465
Benefit Continuation (6)	—	—	—	27,000	—	27,000
Legal Counsel Representation (7)	—	—	—	—	—	150,000
Totals	—	2,163,452	4,014,159	5,841,159	2,750,707	6,891,159

Andy Cheung
Severance Payment (1)	—	312,000	—	792,000	—	679,245
Restricted Stock (3)	—	288,333	288,333	—	—	288,333
Cash Performance Award (5)	—	—	319,755	—	319,755	319,755
Benefit Continuation (6)	—	—	—	—	—	36,000
Legal Counsel Representation (7)	—	—	—	—	—	50,000
Totals	—	600,333	608,088	792,000	319,755	1,373,333

Aneezal H. Mohamed
Severance Payment (1)	—	288,750	—	673,750	—	569,296
Restricted Stock (3)	—	—	—	—	—	—
Cash Performance Award (5)	—	—	168,040	—	168,040	168,040
Benefit Continuation (6)	—	—	—	—	—	36,000
Legal Counsel Representation (7)	—	—	—	—	—	50,000
Totals	—	288,750	168,040	673,750	168,040	823,336

Kristin S. Mathers
Severance Payment (1)	—	228,000	—	608,000	—	484,234
Salary Termination Benefit	—	—	—	—	—	—
Restricted Stock (3)	—	136,958	136,958	—	—	136,958
Cash Performance Award (5)	—	—	146,855	—	146,855	146,855
Benefit Continuation (6)	—	—	—	—	—	36,000
Legal Counsel Representation (7)	—	—	—	—	—	50,000
Totals	—	364,958	283,813	608,000	146,855	854,047

(1)The Severance Payment includes salary continuation obligations, severance payments and cash bonus payments the NEO is entitled to receive on any trigger event. In the case of death or disability, Mr. Ray is entitled to earned but unpaid portion of his base salary through the termination date. Additionally, (i) he is entitled to any annual incentive cash bonus earned with respect to the previous calendar year, but unpaid as of the employment termination date; and a prorated amount of the annual bonus for the calendar year in which the termination occurs, calculated by multiplying the annual bonus that he would have received for such year had his employment continued through the end of such calendar year by a fraction, the numerator of which is the number of days he was employed during the applicable year and the denominator of which is 365, (ii) any non-vested restricted shares shall immediately vest. In the event of termination by the Company without Cause, the Company will (1) pay the earned but unpaid portion of base salary through the termination date and will continue to pay the base salary for an additional twenty-four (24) months, (ii) maintain for his benefit (or at his election make COBRA payments for his benefit) for a period of eighteen (18) months, and (iii) make any unvested restricted shares or performance shares to continue to vest in accordance with the vesting schedule contained in the respective grant agreement as if he remained an active employee of the Company.

In the case of Messrs. Cheung, Mohamed and Ms. Mathers, if the NEO is separated as a result of death, disability, or qualified retirement or is terminated by the Company without cause, the amount represents payment of any annual incentive award earned in the prior year but not yet paid and a prorated amount of the Annual Bonus for the calendar year in which the termination occurs, calculated by multiplying the Annual Bonus that the Executive would have received for such year had NEO's employment continued through the end of such calendar year by a fraction, the numerator of which is the number of days the NEO was employed during the applicable year and the denominator of which is 365 and in the event of termination by the Company without cause, the Company will continue to pay the NEO his/her Base Salary in accordance with the Company's payroll practices in effect at the time of the employment separation.

(2)In the event of a Change-in-Control and termination within thirteen months, the NEOs are entitled to the earned but unpaid portion of incentive compensation. The unpaid earned compensation is payable within 15 days after termination of employment, but if the NEO is deemed to be a “specified employee” (within the meaning of Section 409A of the Code) on the date of termination of his employment, any severance payments that are considered deferred compensation subject to the requirements of 409A will be made on the earlier of (A) six months from the date of the NEO's separation from service, and (B) the date of his or her death (the “delay period”). Upon the expiration of the delay period, all payments that would have been paid in the absence of such delay shall be paid to the NEO in a lump sum, and any remaining payments and benefits shall be paid or provided in accordance with the Change-in-Control Agreement.

In the event of a Change in Control and termination within thirteen months, the severance/salary termination benefit for Mr. Ray is equal to two times the amount of his current base salary plus annual bonus.

In the event of a Change in Control and termination within thirteen months, the severance benefit for Messrs. Cheung, Mohamed and Ms. Mathers is equal to the amount of their current annual compensation, which is defined as the total of the base salary in effect at the time of the termination, plus the average annual performance incentive award actually received by the NEO over the last three fiscal years. The current annual compensation does not include the value of any stock options granted or exercised, restricted stock awards granted or vested, or contributions to 401(k) or other qualified plans. One-half of the salary termination benefit is payable as a lump sum payment within 30 days of termination and one-half of the salary termination benefit is payable as severance pay in equal monthly payments commencing 30 days after termination of employment and ending on the date that is the earlier of two and one-half months after the end of the fiscal year in which termination occurred or death, but if the NEO is deemed to be a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code) on the date of termination of his or her employment, any severance payments that are considered deferred compensation subject to the requirements of 409A will be made on the earlier of the delay period. Upon expiration of the delay period, all payments that would have been paid in the absence of such delay shall be paid to the NEO in a lump sum, and any remaining payments and benefits shall be paid or provided in accordance with the Change-in-Control Agreement.

(3)Payments relating to restricted stock represent the value of unvested restricted stock as of December 31, 2025 that will immediately vest in the trigger event, calculated by multiplying the number of unvested shares of restricted stock as of December 31, 2025 by the closing market price of our common stock on December 31, 2025, which was $1.44. See the "Outstanding Equity Awards at Fiscal 2025 Year-End Table."

(4)For Mr. Ray, the amount represents the amount that would be earned and paid based on EBITDA performance or stock price performance for January 1, 2025 to December 31, 2027. For Mr. Ray, the amount represents the amount that would be earned and paid based on Total Shareholder Return relative to the Total Shareholder Return of companies in the Total Shareholder Return Group, for January 1, 2024 to December 31, 2026.

(5)In the event of a Change-in-Control, the cash performance award will be earned and paid based on the Total Shareholder Return calculated through the end of the most recently completed fiscal quarter prior to the Change-in-Control, subject to any terms and conditions set forth in the plan and/or imposed by the Committee. The grantee will vest in the remaining unvested portion of the Cash Performance Award (determined assuming maximum performance for any performance period not yet completed) upon the grantee’s termination of employment due to (i) the grantee’s death, Disability, Retirement or resignation for Good Reason or by the Company without Cause (as defined in the Change-in-Control Agreement.

For Messrs. Ray, Cheung, Mohamed and Ms. Mathers the amount represents the amount that would be earned and paid based on EBITDA performance or stock price performance for January 1, 2025 to December 31, 2027. For Messrs. Ray, Cheung, Mohamed and Ms. Mathers the amount represents the amount that would be earned and paid based on Total Shareholder Return relative to the Total Shareholder Return of companies in the Total Shareholder Return Group, for January 1, 2024 to December 31, 2026.

(6)Represents any health, dental and vision insurance coverage provided at the time of termination of employment for a period of 18 months for Mr. Ray and 12 months for Messrs. Cheung, Mohamed and Ms. Mathers.

(7)Represents the maximum amount reimbursable for legal expenses in connection with enforcement of the Change-in-Control Agreement in the event of a dispute following a Change-in-Control.

The Company is obligated to pay the following pursuant to the NEOs’ Change-in-Control Agreement:

Terminations due to death, disability, for “Cause” or voluntary termination - The NEO will receive the earned but unpaid portion of base salary through the termination date.

For terminations by the Company without “Cause” prior to a Change-in-Control - The NEO will receive the earned but unpaid portion of base salary through the termination date plus base salary in accordance with CVG's payroll practices in effect at the time of employment separation for an additional 24 months for Mr. Ray and an additional 12 months for Messrs. Cheung, Mohamed and Ms. Mathers.

For without “Cause” or “Good Reason” terminations occurring at or within 13 months of a Change-in-Control - The NEO will receive the earned but unpaid portion of the base salary, credit for accrued but unused vacation and the amount of any earned but unpaid bonus, and incentive compensation or other fringe benefit through the date of termination. Mr. Ray receives two times the amount of his current annual compensation, which is defined as the total of the base salary in effect at the time of termination, plus the average annual incentive actually received by the executive over the last three fiscal years. Mr. Ray also receives the continuation of certain benefits for a period of 18 months. The salary termination benefit for Messrs. Cheung, Mohamed and Ms. Mathers is equal to one time the amount of the current annual compensation and certain benefits continuation for a period of 12 months. In addition, upon a termination without “Cause” or for “Good Reason” within 12 months of a Change in Control, any restrictions on the NEO’s restricted stock awards will lapse and the restricted stock awards will be deemed fully vested.

Change-in-Control - Under the cash performance awards, in the event of a Change-in-Control prior to the expiration of the three year performance period, the cash performance award will be earned and paid based on the Total Shareholder Return calculated through the end of the most recently completed fiscal quarter prior to the Change in Control, subject to any terms and conditions set forth in the Equity Plan and/or imposed by the Committee.

Non-competition and non-solicitation provisions - Pursuant to the Change-in-Control Agreements, Messrs. Ray, Cheung, Mohamed and Ms. Mathers have agreed not to compete with us, or solicit any of our employees, during the period in which they are employed by us and for a 12-month period thereafter.

Terms of Employment for Executive Officers

Each of our NEOs is generally entitled to participate in the following CVG benefit programs: participation in the management performance bonus plan; vacation in accordance with CVG policy, hospital/surgical/medical insurance; dental and vision insurance; group life insurance and short-term disability and long-term disability coverage; participation in the CVG 401(k) Savings Plan; participation in the Deferred Compensation Plan; reasonable and customary relocation package in connection with the start of employment, as appropriate; and severance in accordance with the applicable Change-in-Control Agreement.

Indemnification Agreements

In addition to the indemnification provided for in our certificate of incorporation, we have entered into separate indemnification agreements with each of our directors, and NEOs. These indemnification agreements require us, among other things, to indemnify our directors, and NEOs for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by each of our directors, and NEOs in connection with the investigation, defense, settlement or appeal of any proceeding to which he was or is a party, or is threatened to be made a party or is involved, by reason of the fact that he or she is or was a director, or an NEO. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve in these roles.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation Committee. Accordingly, no interlocking relationship exists between our Board or the Compensation Committee of any other company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Stock Option Grants - There are no stock option grants outstanding.

As of December 31, 2025, a total of approximately 337,233 shares were available for future grants from the shares authorized for award under the 2020 Equity Incentive Plan, including cumulative forfeitures.

As of the date of this filing, a total of approximately 37,233 shares were available for future grants from the shares authorized for award under the 2020 Equity Incentive Plan, including cumulative forfeitures.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following ratio of the annual total compensation of Mr. Ray, President and CEO, Mr. Griffin, interim President and CEO, and Mr. Bevis, former President and CEO, to the annual total compensation of our median employee:

For 2025, our last completed fiscal year:

•the median compensation of our employees (other than our President and CEO), was $23,896; and
•the annual total compensation of the President and CEO as reported in the Summary Compensation Table was $3,949,428.

Based on this information, for 2025, the ratio of the annual total cash compensation of our President and CEO, to the annual compensation of our median employee was 165:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios, particularly as compared to those companies that do not have a strong representative employee population in lower cost regions.

To identify the "median employee" from our employee population, we used actual base salary paid, bonus paid and any overtime paid during the 12-month period ending on December 31, 2025. For purposes of this analysis, we annualized the base compensation of any employees who worked a partial calendar year. For purposes of this calculation, we also included the Company cost of non-discriminatory benefits for both our CEO and our median employee. Compensation of non US employees was converted from local currency to US dollars using average exchange rates in effect during the 12-month period ending on December 31, 2025.

As of December 31, 2025 our employee population consisted of approximately 6,100 individuals globally, with the majority based in Mexico and Eastern Europe in our labor intensive wire harness business, which substantially influences the median employee compensation. As compared to the average employee compensation across all geographies within our manufacturing footprint, the ratio of Mr. Ray's compensation is 118:1.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the "PvP Rules"), we are presenting the following information about the relationship between executive compensation actually paid and the Company's financial performance.

We disclose below pay versus performance information, including the relationship between executive compensation actually paid, as calculated by SEC rules, and the Company performance.

Pay Versus Performance ("PvP") Table

Year	2025	2024	2023	2022	2021
Summary Compensation Table Total for CEO1 (a)	3,949,428	1,983,800	1,894,587	—	—
Compensation Actually Paid to CEO1 (b) (1)(2)	3,734,505	981,427	3,512,579	—	—
Summary Compensation Table Total for CEO2 (a)	—	—	1,505,027	—	—
Compensation Actually Paid to CEO2 (b) (1)(2)	—	—	2,233,003	—	—
Summary Compensation Table Total for CEO3 (a)	—	—	1,993,663	2,731,884	4,229,714
Compensation Actually Paid to CEO3 (b) (1)(2)	—	—	2,869,782	3,176,782	5,910,435
Average Summary Compensation Table Total for Other NEOs (c)	583,610	651,430	1,096,559	867,997	819,180
Average Compensation Actually Paid to Other NEOs (d)(1)(2)	697,087	614,304	1,314,495	970,114	935,837
Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (e) (3)	16.69	39.12	110.26	107.10	126.82
Value of Initial Fixed $100 Investment Based On: Peer Group Total Shareholder Return (f) (3)	175.73	177.98	158.75	126.63	131.78
Net Income (Loss) (g) (4)	(20,477,000)	(35,734,000)	49,411,000	(21,971,000)	23,732,000
Adjusted Operating Income (h) (5)	4,820,000	6,482,000	51,116,000	36,600,000	53,162,000
(1) James R. Ray served as our President and Chief Executive Officer (CEO1) since December 2023. Robert C. Griffin served as our interim President and Chief Executive Officer (CEO2) from May-December 2023. Harold Bevis served as our President and Chief Executive Officer (CEO3) from January-May 2023, and for the full years in 2022 and 2021. Our non-CEO named executive officers (NEOs) included (a) for 2025, 2024, and 2023, Andy Cheung, Aneezal H. Mohamed, and Kristin S. Mathers; (b) Richard Tajer from January 2023-October 2024; (c) for 2022, Christopher H. Bohnert, Aneezal H. Mohamed, Richard Tajer, and Kristin S. Mathers (d) for 2021, Christopher H. Bohnert, Aneezal H. Mohamed, Richard Tajer, Kristin S. Mathers, and Douglas F. Bowen.
(2) For each year, the values included in these columns for the compensation actually paid to our CEO1, CEO2, and CEO3 and the average compensation actually paid to our non-CEO NEOs reflect the following adjustments to the values included in rows (b) and (d), respectively.
(3) For each year, total shareholder return for the Company and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulation S-K included in rows (e) and (f), respectively. For purposes of this pay versus performance disclosure, our peer group is the "New Peer Group" as defined and used for purposes of the performance graph included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, see "Compensation Structure" for peer groups detail.
(4) Net Income (Loss) is rounded to the nearest thousand and included in row (g). Net Loss for the year ended December 31, 2025 included retrospective changes for discontinued operations reported in our 2025 Form 10-K filed on March 10, 2026.
(5) Adjusted Operating Income is calculated as described in Appendix B and included in row (h). Adjusted Operating Income for the year ended December 31, 2025 included retrospective changes for discontinued operations reported in our Q4 2025 earnings release filed on Form 8-K on March 10, 2026.

	2025	2024	2023			2022	2021
CEO	CEO 1	CEO 1	CEO 1	CEO 2	CEO 3	CEO 3	CEO 3
Summary compensation table (SCT) total for CEO (reference (a) in PvP table)	$3,949,428	$1,983,800	$1,894,587	$1,505,027	$1,993,663	$2,731,884	$4,229,714
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	(64,402)	—	1,617,992	—	—	—	344,098
-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(75,261)	(655,631)	—	—	—	141,881	1,007,005
+vesting date fair value of equity awards granted and vested in the covered year	—	—	—	727,976	800,890	340,558	172,049
-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(75,260)	(346,742)	—	—	75,229	(37,541)	157,569
-fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—	—	—	—	—
+excess fair value for equity award modifications	—	—	—	—	—	—	—
Compensation Actually Paid to CEO (reference (b) in PvP table)	$3,734,505	$981,427	$3,512,579	$2,233,003	$2,869,782	$3,176,782	$5,910,435

Average SCT total for other NEOs	2025	2024	2023	2022	2021
Summary compensation table (SCT) total for other NEOs (reference (c) in PvP table)	$583,610	$651,430	$1,096,559	$867,997	$819,180
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	96,181	34,932	115,523	102,762	99,665
-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	(7,324)	(40,152)	2,084	(6,249)	(7,591)
+vesting date fair value of equity awards granted and vested in the covered year	41,163	49,445	98,565	38,679	76,405
-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(16,543)	(66,011)	1,764	(22,795)	(22,988)
-fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	(15,340)	—	(10,280)	(28,834)
+excess fair value for equity award modifications	—	—	—	—	—
Compensation Actually Paid to other NEOs (reference (d) in PvP table)	$697,087	$614,304	$1,314,495	$970,114	$935,837

Pay Versus Performance Relationship Descriptions

The following graphical comparisons describe the relationships between certain figures included in the Pay Versus Performance Table for each of 2025, 2024, 2023, 2022, and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the CEO1,CEO2, and CEO3 and the average compensation actually paid to our non-CEO NEOs and (ii) each of the performance measures set forth in column (h), (j) and (k) of the Pay Versus Performance Table.

Relationship Between Compensation Actually Paid and Total Shareholder Return
Compensation Actually Paid (in thousands)
Total Shareholder Return (TSR)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
200.00
180.00
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
-
2021
2022
2023
2024
2025
5,910
936
3,177
970
3,513
2,233
2,870
1,314
981
614
3,735
697
131.78
126.82
126.63
107.10
158.75
110.26
177.98
39.12
175.73
16.69
CEO1 Compensation Actually Paid
CEO2 Compensation Actually Paid
CEO3 Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
CVG TSR
Peer Group TSR

Relationship Between Compensation Actually Paid and Net Income
Compensation Actually Paid (in thousands)
Net Income (in millions)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
60.00
40.00
20.00
-
(20.00)
(40.00)
23.73
5,910
936
(21.97)
3,177
970
49.41
3,513
2,233
2,870
1,314
981
(35.73)
614
3,735
(22.78)
697
2021
2022
2023
2024
2025
CEO1 Compensation Actually Paid
CEO2 Compensation Actually Paid
CEO3 Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
CVG Net Income

Relationship Between Compensation Actually Paid and Adjusted OI
Compensation Actually Paid (in thousands)
Adjusted OI
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
60,000
50,000
40,000
30,000
20,000
10,000
-
2021
2022
2023
2024
2025
5,910
53,162
936
3,177
36,600
970
3,513
2,233
2,870
51,116
1,314
981
614
6,482
3,735
697
6,483
CEO1 Compensation Actually Paid
CEO2 Compensation Actually Paid
CEO3 Compensation Actually Paid
Average Non-CEO NEO Compensation Actually Paid
CVG Adjusted OI

Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2025 to Company performance which is described in more detail in the CD&A under "Annual Incentive Compensation" and "Long-Term Incentive".

Most Important Performance Measures
Operating Income Margin
Revenue
Operating Working Capital % of Sales
Total Stockholder Return (TSR)
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

Other Matters
Submission of Stockholders’ Proposals and Additional Information
Stockholder proposals to be included in the proxy statement (Rule 14a-8 proposals)

Stockholder proposals submitted for inclusion in the proxy statement for our 2027 annual meeting must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Secretary no later than the close of business on December ___, 2027.

Stockholder proposals and nominations of individuals for election as directors at the 2027 Annual Meeting of stockholders

Stockholders of record may introduce business (including any stockholder proposal not submitted under Rule 14a-8) or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in the Company’s Bylaws. Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to the Secretary of the Company. To be timely for our 2027 Annual Meeting of Stockholders, such notice must be received not earlier than January 14, 2027 and not later than the close of business on February 13, 2027. However, if the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2026 Annual Meeting of Stockholders, then notice must be received not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at the 2026 Annual Meeting of Stockholders. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Secretary of the Company no later than March 15, 2027.

All stockholder proposals must be received by Aneezal H. Mohamed, Chief Legal Officer, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054 by the applicable dates specified above.

Soliciting Proxies

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, our directors, officers and employees may solicit proxies by personal interview, telephone or facsimile. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.
The directors know of no other matters which are likely to be brought before the annual meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,
Aneezal H. Mohamed
Chief Legal Officer, Compliance Officer and Secretary

April ___, 2026

IT IS IMPORTANT THAT THE PROXY CARDS BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

APPENDIX A

COMMERCIAL VEHICLE GROUP, INC.

SECOND AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

1. Purpose.

The Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan (the "2020 Equity Incentive Plan") was adopted and effective June 15, 2020, was amended and restated by the Amended and Restated 2020 Equity Incentive Plan and is being further amended and restated by the A&R 2020 Equity Incentive Plan. The A&R 2020 Equity Incentive Plan will be effective on the date it is approved by the Company's stockholders. The 2020 Equity Incentive Plan and the 2020 Equity Incentive Plan as amended and as further amended hereby are referred to herein as the "Plan."

2. Definitions.

(a) "Board of Directors" and "Board" mean the board of directors of the Company.

(b) "Cause" shall, with respect to any participant, have the equivalent meaning as the term "cause" or "for cause" in any employment, consulting, or independent contractor's agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean the occurrence of one or more of the following events:

1

(i) Conviction of any felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii) Deliberate or reckless conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise, or any other serious misconduct of such a nature that the participant's continued relationship with the Company or a Subsidiary may reasonably be expected to adversely affect the business or properties of the Company or any Subsidiary; or

(iii) Willful refusal to perform or reckless disregard of duties properly assigned, as determined by the Company; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

For purposes of this Section 2(b), any good faith determination of "Cause" made by the Committee shall be binding and conclusive on all interested parties.

(c) "Change in Control" means the occurrence of one of the following events:

(i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares or the combined voting power of the then outstanding securities of the Company; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

2

(iii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board, and each member of the Committee shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) independent, as defined by the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(f) "Common Stock" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g) "Competition" is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 2% of, a corporation, partnership, firm or other entity that engages, in any state in which the Company or any Subsidiary is doing business at the time of such person's termination of employment, in any business which competes with any product or service of the Company or any Subsidiary.

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(h) "Disability" means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or any agreement between the eligible participant and the Company as otherwise determined by the Committee.

(i) "Effective Date" has the meaning given in Section 22 of the A&R 2020 Equity Incentive Plan.

(j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k) "Family Member" has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(l) "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq Stock Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(m) "Full-Value Award" means any award under the Plan other than an Incentive Stock Option, Non-qualified Stock Option, or SAR.

(n) "Good Reason" shall, with respect to any participant, have the equivalent meaning as the term "good reason" or "for good reason" in any employment, consulting, or independent contractor's agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean (i) the assignment to the participant of any duties materially inconsistent with the participant's duties or responsibilities as assigned by the Company (or a Subsidiary), or any other action by the Company (or a Subsidiary) which results in a material diminution in

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such duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent actions not taken in bad faith and which are remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; (ii) any material failure by the Company (or a Subsidiary) to make any payment of compensation or pay any benefits to the participant that have been agreed upon between the Company (or a Subsidiary) and the participant in writing, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; or (iii) the Company's (or Subsidiary's) requiring the participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of award, except for travel reasonably required in the performance of the participant's responsibilities.

(o) "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(p) "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(q) "Non-qualified Stock Option" means any stock option other than an Incentive Stock Option.

(r) "Other Company Securities" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(s) "Performance Award" means a right, granted to a participant under Section 10 hereof, to receive awards based upon performance goals specified by the Committee.

(t) "Performance Goal" has the meaning set forth in Section 10 hereof.

(u) "Retirement" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

(v) "Share" means a share of Common Stock that may be issued pursuant to the Plan.

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(w) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) make determinations with regard to awards, in accordance with the terms of the Plan, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute. Notwithstanding the foregoing or anything herein to the contrary, the Committee may only accelerate the vesting, exercisability, and/or payment (as applicable) of an award on a discretionary basis upon a termination of the applicable participant's status as an Employee, Non-Employee Director, or consultant (as applicable) due to the participant's death or Disability.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of

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any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4. **Shares Available for the Plan; Limit on Awards**.

Subject to adjustments as provided in Section 19, the maximum number of Shares that may be issued pursuant to the Plan as awards shall be 7,900,000 Shares. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires, terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan. Any Shares that are tendered or withheld in payment of the exercise price of an Incentive Stock Option, Non-qualified Stock Option or SAR, or the taxes payable with respect to the grant, vesting or settlement of an Incentive Stock Option, Non-qualified Stock Option, SAR or Full Value Award shall not thereafter be available for further grants under the Plan. In addition, shares underlying outstanding awards granted under the 2014 Plan that expire, or are terminated, surrendered or forfeited for any reason without issuance of such shares are also available for the grant of new awards under the Plan. For this purpose, for any performance-vesting share-based awards granted under the 2014 Plan that become earned after June 15, 2020, (i) any shares earned will be satisfied from the 2014 Plan share pool to the extent available, (ii) any shares earned in excess of the 2014 Plan share pool will be issued from the aggregate number of shares available for issuance under the Plan, and (iii) any shares that are not earned as a result of performance results will be treated as forfeitures.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 21 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

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In any one calendar year, the Committee shall not: (i) grant to any one participant who is not a Non-Employee Director awards that relate to a number of Shares in excess of fifteen percent (15%) of the total number of Shares authorized under the Plan pursuant to this Section 4; (ii) grant to any one Non-Employee Director awards that relate to a number of Shares in excess of five percent (5%) of the total number of Shares authorized under the Plan pursuant to this Section 4; or (iii) grant to any one Participant Performance Awards providing for the payment or distribution to any Participant of cash or other property (other than Shares) having a value in excess of $4,000,000.

5. Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs, restricted stock units, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

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6. **Incentive and Non-qualified Options and SARs**.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

(a) Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to

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the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv), if the Shares are traded on an established securities market at the time of exercise, by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised, or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of

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the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

(c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination.

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(i) Death or Disability. Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant's options and SARs that were exercisable on the date of such cessation shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement. Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant's options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

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(iii) Discharge for Cause. Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant's options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination. Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f) Options Exercisable for Restricted Stock. The Committee shall have the discretion to grant options which are exercisable for Shares of restricted stock. Should the participant cease to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary while holding such Shares of restricted stock, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those Shares of restricted stock. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

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7. Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan. SARs shall be subject to such terms and conditions as the Committee may specify; provided that (a) the exercise price of an SAR may never be less than the Fair Market Value of the Shares subject to the SAR on the date the SAR is granted and (b) no SAR will be exercisable in whole or in part more than ten years from the date the SAR is granted.

Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR multiplied by (b) the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash or in Shares having a Fair Market Value equal to such amount. Upon distribution, the full number of Shares covered by the SAR, rather than the actual number of Shares distributed, will be counted as issued under the Plan for purposes of the limit on awards set forth in Section 4 above.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR.

8. Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section

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8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. The par value (or such larger amount) must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee and subject to Section 11 hereof, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, at such time as a participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9. Restricted Stock Units; Deferred Stock Units.

The Committee may at any time and from time to time grant restricted stock units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions (which shall be at least six months

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except as otherwise determined by the Committee or provided in the third paragraph of this Section 9), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive one Share from the Company at the end of the vesting period (the "Vesting Period") of the applicable restricted stock unit, unless the participant elects in a timely fashion, as provided below, to defer the receipt of such Shares with respect to the restricted stock units. The Committee may require the payment by the participant of a specified purchase price in connection with any restricted stock unit award.

Except as otherwise provided by the Committee, during the Vesting Period the participant shall not have any rights as a stockholder of the Company; provided that the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless the participant elects in a timely fashion, as provided below, to defer the receipt of the Shares with respect to the restricted stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the participant at such time as the payment of the Shares with respect to the deferred stock units.

Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and any of its Subsidiaries due to death, Disability or Retirement during any Vesting Period, all restrictions on restricted stock units granted to such participant shall lapse and the participant shall be then entitled to receive payment in Shares with respect to the applicable restricted stock units. At such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company and any of its Subsidiaries for any other reason, all restricted stock units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

A participant may elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the restricted stock units are granted or (ii)

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30 days of first becoming eligible to participate in the Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, to defer the receipt of all or a portion of the Shares due with respect to the vesting of such restricted stock units; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Shares subject to the deferral election, and any other terms with respect to a grant of restricted stock units to the extent the Committee deems necessary to enable the participant to defer recognition of income with respect to such units until the Shares underlying such units are issued or distributed to the participant. Upon such deferral, the restricted stock units so deferred shall be converted into deferred stock units. Except as provided below, delivery of Shares with respect to deferred stock units shall be made at the end of the deferral period set forth in the participant's deferral election notice (the "Deferral Period"). Deferral Periods shall be no less than one year after the vesting date of the applicable restricted stock units.

Except as otherwise provided by the Committee, during such Deferral Period the participant shall not have any rights as a stockholder of the Company; provided that, the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to his or her death prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant's deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such participant's death.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary upon becoming disabled (as defined under Section 409A(a)(2)(C) of the Code) or Retirement or for any other reason except death or termination for Cause prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant's deferred stock units at the end of the applicable Deferral Period or

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on such accelerated basis as the Committee may determine, to the extent permitted by regulations issued under Section 409A(a)(3) of the Code.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to termination for Cause such participant shall immediately forfeit any deferred stock units which would have matured or been earned at the end of the applicable Deferral Period.

Except as otherwise provided by the Committee, in the event of a Change in Control that also constitutes a "change in the ownership or effective control of" the Company, or a "change in the ownership of a substantial portion of the assets" of the Company (in each case as determined under IRS Notice 2005-1, as amended or supplemented from time to time, or regulations issued pursuant to Section 409A(a)(2)(A)(v) of the Code), a participant shall receive payment in Shares in respect of such participant's deferred stock units which would have matured or been earned at the end of the applicable Deferral Period as if such Deferral Period had ended immediately prior to the Change in Control; provided, however, that if an event that constitutes a Change in Control hereunder does not constitute a "change in control" under Section 409A of the Code (or the regulations promulgated thereunder), no payments with respect to the deferred stock units shall be made under this paragraph to the extent such payments would constitute an impermissible acceleration under Section 409A of the Code.

10. Performance Awards.

The Committee is authorized to make Performance Awards payable in cash, Shares or other awards, on terms and conditions established by the Committee, subject to the provisions of this Section 10. In particular, the amounts payable under a Performance Award may vary based on, be indexed to, or be conditioned all or in part on, the satisfaction of one or more performance goals, which performance goals may relate to such measures or combination of measures of individual performance and/or the Company's or a Subsidiary's performance (including, without limitation, any divisional, business unit or other performance) as the Committee, in its sole discretion, deems appropriate. Achievement of performance

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amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

Settlement of Performance Awards shall be in cash, Shares, other awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of the participant's employment or service prior to the end of a performance period or settlement of Performance Awards. Any earned Performance Award shall be paid no later than two and one-half months after the last day of the tax year in which a performance period is completed.

11. Dividends and Dividend Equivalents.

The Committee is authorized to grant dividend equivalents to a participant entitling the participant to receive cash, Shares, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock of the Company, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. Notwithstanding anything in the Plan to the contrary, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding award (or portion thereof) that has not vested. For any such award, the Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the participant unless and until, and only to the extent that, the award vests. Dividend or dividend equivalent rights shall be as specified in the award agreement or pursuant to a resolution adopted by the Committee with respect to outstanding awards. No dividend equivalents shall be granted with respect to Non-qualified Stock Options, Incentive Stock Options or SARs.

12. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or

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otherwise based on, or related to, shares of Common Stock of the Company, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration (including without limitation loans from the Company or a Subsidiary to the extent permissible under the Sarbanes Oxley Act of 2002 and other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted pursuant to this Section 12.

13. Change in Control.

(ii) any restrictions, deferral of settlement, and forfeiture conditions applicable to any other award granted under the Plan shall lapse and such awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the participant, and subject to applicable restrictions; and

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Notwithstanding the foregoing, or any other provision of this Plan to the contrary, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

14. Withholding Taxes.

(a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the

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Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 14(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 14(a) or this Section 14(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

15. Written Agreement; Minimum Vesting Period.

Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting and holding requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Notwithstanding any other provision of the Plan to the contrary, no grant of an Option or SAR under this Plan to any participant on or after the Effective Date may be exercised, and no restrictions relating to Full-Value Awards may lapse, earlier than the date that is one (1) year following the date the award is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may waive or provide for the lapse of such vesting restrictions upon the participant's death, retirement or Disability, and (b) grants or awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock that may be authorized for grant under Section 4 of the Plan (as such authorized number of shares of Common Stock may be adjusted as provided under the terms of the Plan) may be granted or awarded to any one or more participants without regard to the minimum vesting requirement of this Section 15.

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16. **Transferability**.

Unless the Committee determines otherwise, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant's Family Member by gift or a qualified domestic relations order as defined by the Code. No award granted under the Plan shall be transferable by a participant for consideration. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award or restricted stock granted under the Plan and transferred as permitted by this Section 16, and any transferee of any such option, SAR, performance award or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

17. **Listing, Registration and Qualification**.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award, restricted stock unit, or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

18. **Transfers Between Company and Subsidiaries**.

The transfer of an employee, consultant or independent contractor from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment or services; nor shall it be considered a termination of employment if an

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20. Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment set forth in this Section 20 and Section 21 hereof or otherwise, the provisions hereof and the provisions of any award made hereunder may be amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a participant's gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

21. Amendment of Awards under the Plan.

To the extent specifically permitted by other provisions of this Plan, the terms of any outstanding award under the Plan may be amended by the Committee in its discretion; provided that, except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. Without prior shareholder approval, neither the Board nor the Committee may amend the Plan or the terms of any outstanding options or SARs awarded under the Plan to (i) lower or reduce the exercise price, (ii) cancel, exchange or surrender any outstanding option or SAR in exchange for cash or another award for the purpose of repricing the award, or (iii) cancel, exchange or surrender any outstanding option or SAR in exchange for an option or SAR with

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an exercise price that is less than the exercise price of the original award; provided that the foregoing shall not apply to any adjustment of an option or SAR pursuant to Section 19.

22. Commencement Date; Termination Date.

The A&R 2020 Equity Incentive Plan will be effective on the date it is approved by the Company's stockholders (the "Effective Date"). Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on May 14, 2036. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any awards theretofore granted under the Plan.

23. Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

24. Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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APPENDIX B

Calculation of Non-GAAP Financial Measures

This Proxy Statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

Reconciliation of GAAP to Non-GAAP Financial Measures used in Pay Versus Performance:

Adjusted Operating Income (OI). We calculate Adjusted OI as shown below and disclosed in the Company's Earnings Release 2025, 2024 and 2023.

	Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Operating income (loss)	$(656)	$(758)	$39,873
Restructuring	5,476	10,784	1,800
Gain on sale of fixed assets	—	(3,544)	—
Total operating income adjustments	5,476	7,240	1,800
Adjusted operating income (loss)	$4,820	$6,482	$41,673
% of revenues	0.7%	0.9%	5.0%